Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 25, 2015, by and among Atlantic Capital Bancshares, Inc., a Georgia corporation (“Atlantic Capital”), Trident IV, L.P. and Trident IV Professionals Fund, L.P., each a Cayman Islands exempted limited partnership (collectively, the “Investor”).

RECITALS

WHEREAS, Atlantic Capital and First Security Group, Inc., a Tennessee corporation (“FSGI”), are concurrently herewith entering into an Agreement and Plan of Merger dated as of March 25, 2015 (the “Merger Agreement”) pursuant to which FSGI will merge with and into Atlantic Capital (the “Merger”) with Atlantic Capital being the survivor thereof (the “Surviving Corporation”);

WHEREAS, it is intended that immediately subsequent to completion of the Merger or as soon as practical thereafter Atlantic Capital Bank, a Georgia banking corporation (“Atlantic Capital Bank”), will merge with and into FSGBank, N.A., a national bank and as of the date hereof, the wholly owned subsidiary of FSGI (“FSGBank”), with FSGBank as the survivor thereof (“Surviving Bank”) (the “Bank Merger”);

WHEREAS, under the terms of the Merger Agreement each share of FSGI common stock $0.01 par value per share (“FSGI Common Stock”) will be converted into the right to receive either $2.35 per share in cash (“Per Share Cash Consideration”) or .188 shares of Atlantic Capital common stock, $1.00 par value per share (“Atlantic Capital Common Stock”) (“Per Share Stock Consideration” and collectively with the Per Share Cash Consideration, the “Merger Consideration”), subject to the election and allocation provisions set forth in the Merger Agreement;

WHEREAS, prior to the date hereof or concurrently herewith the members of the Boards of Directors of Atlantic Capital and FSGI as well as certain shareholders thereof have entered into support agreements (the “Support Agreements”) in the forms set forth as Exhibits D and E to the Merger Agreement;

WHEREAS, in connection with and to facilitate the Merger, Atlantic Capital intends to either (i) issue to certain investors newly issued subordinate debentures of Atlantic Capital (“Sub Debt”) (the “Sub Debt Issuance”), (ii) have Atlantic Capital Bank declare and pay a special cash dividend to Atlantic Capital (the “ACB Dividend”), (iii) pursue alternative sources of preferred equity financing on terms and conditions reasonable acceptable to Atlantic Capital and the Investor (an “Alternate Senior Financing”), subject to compliance with the terms of this Agreement; or (iv) elect to pursue the additional common equity financing provided by the Investor pursuant to Section 1(b) hereof on the terms and conditions set forth herein (the “Backstop Financing”);

WHEREAS, concurrently herewith Atlantic Capital and Atlantic Capital Bank have entered into the Corporate Governance Agreement dated as of March 25, 2015, with the Investor (the “Corporate Governance Agreement” and collectively with this Agreement (including the schedules and exhibits hereto), the “Transaction Documents”); and

WHEREAS, in addition to the proceeds of the Sub Debt Issuance, the ACB Dividend, the Alternate Senior Financing and/or the Backstop Financing, Atlantic Capital, in order to further facilitate the Merger, desires to sell to the Investor and the Investor desires to purchase from Atlantic Capital shares of Atlantic Capital Common Stock under the terms and conditions as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Atlantic Capital and the Investor agree as follows:

1. Sale of Shares; Backstop Financing.

a.	Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Atlantic Capital shall sell and issue 1,984,127 shares (the “Investor Shares”) of Atlantic Capital Common Stock to the Investor, at a purchase price of $12.60 per share (the “Per Share Purchase Price”), and for an aggregate purchase price of $25,000,000 (the “Purchase Price”).

b.	In addition, upon the terms and subject to the conditions set forth in this Agreement, Atlantic Capital shall have the right, upon not less than twelve Business Days’ prior written notice to the Investor, at the Closing, to sell and issue up to 2,619,047 shares (the “Backstop Shares”) of Atlantic Capital Common Stock to the Investor, at the Per Share Purchase Price and for an aggregate purchase price of up to $32,999,992 (the actual amount of consideration payable in respect of the Backstop Shares, the “Backstop Consideration”); provided, that concurrently with any such issuance of Backstop Shares Atlantic Capital shall also issue and deliver to the Investor a warrant in the form of Schedule B attached hereto (the “Backstop Warrant”), which warrant will provide the Investor with the right to purchase that number of shares of Atlantic Capital Common Stock equal to one-third (1/3) of the number of Backstop Shares purchased hereunder for an exercise price of $12.50 per share (such Backstop Shares and Backstop Warrant collectively, the “Backstop Securities”).

2. Purchase of Shares. The purchase of the Investor Shares and, if applicable, the Backstop Securities shall not cause the Investor, together with any shares of Atlantic Capital Common Stock owned as of the date hereof by Investor and any other person whose beneficial ownership of Atlantic Capital securities would be aggregated with the Investor’s beneficial ownership of Atlantic Capital securities for purposes of any bank regulation or law, to collectively own, control or have the power to vote, as of the Closing Date, more than 24.9% of the Atlantic Capital Common Stock or more than 24.9% of Atlantic Capital’s total equity outstanding; provided, that if the issuance of Backstop Securities would cause the condition in this Section 2 to not be satisfied, then the number of Backstop Shares (and resulting Backstop Consideration and number of shares underlying the Backstop Warrant) shall be automatically reduced to the extent necessary to cause the condition in this Section 2 to be satisfied.

3. Closing and Settlement. Subject to the terms and conditions set forth herein, the completion of the purchase and sale of the Investor Shares and, if applicable, the Backstop Securities shall occur immediately following satisfaction (or, to the extent permitted, waiver) of the conditions set forth in Section 3(c) with the release of the Investor Shares, the Purchase Price and, if applicable, the Backstop Securities and the Backstop Consideration as well as the documents to be delivered pursuant to Sections 3(a) and 3(b) hereof (to the extent not delivered prior thereto) to not occur until concurrently with or immediately subsequent to the Effective Time (as hereinafter defined) of the Merger (such date and time being herein called the “Closing Date”). Atlantic Capital and the Investor will close (the “Closing”) the purchase and sale of the Investor Shares and, if applicable, the Backstop Securities into escrow with a mutually acceptable party prior to the Closing Date.

(a) On or prior to the Closing (except as otherwise provided herein), Atlantic Capital shall deliver or cause to be delivered to the Investor the following (with items (iii), (iv) and (v) being delivered into escrow; provided that all such items will be released at the Closing):

(i) this Agreement executed by Atlantic Capital;

(ii) the Corporate Governance Agreement executed by Atlantic Capital and Atlantic Capital Bank;

(iii) the Investor Shares and, if applicable, the Backstop Securities in, at the option of the Investor, certificated or uncertificated book entry form (pursuant to written instructions provided by the Investor to Atlantic Capital in advance of the Closing Date) to be held in escrow by Atlantic Capital’s transfer agent and registrar as provided for by Section 3(d) until the Effective Time of the Merger has occurred;

(iv) the written opinion of Womble, Carlyle, Sandridge & Rice, LLP, counsel for Atlantic Capital, dated the Closing Date as to the matters set forth in Exhibit A hereto, and otherwise in form and substance reasonably satisfactory to the Investor; and

(v) a certificate signed on behalf of Atlantic Capital by the Chief Executive Officer or Chief Financial Officer of Atlantic Capital certifying to the effect that the conditions set forth in Section 3(c)(ii), (iii) and (iv) have been satisfied.

(b) On or prior to the Closing, the Investor shall deliver or cause to be delivered to Atlantic the following (with item (iii) being delivered into escrow):

(i) this Agreement executed by the Investor;

(ii) the Corporate Governance Agreement executed by the Investor; and

(iii) the Purchase Price and, if applicable, the Backstop Consideration by wire transfer of immediately available funds to an escrow account mutually agreed to by the Investor and Atlantic Capital, such funds to be released as provided herein concurrently with or immediately subsequent to the Effective Time of the Merger as provided in Section 3(d) hereof.

(c) The obligation of the Investor to effect the Closing is subject to the satisfaction or written waiver by the Investor prior to Closing of the following conditions:

(i) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the transactions contemplated by this Agreement or the Merger Agreement shall be in effect. No statute, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity (as hereinafter defined) that prohibits or makes illegal consummation of the Merger, the purchase of the Investor Shares (and Backstop Securities, if applicable) or the other transactions contemplated by this Agreement or the Merger Agreement;

(ii) all terms and conditions precedent to the consummation of the Merger set forth in Article VII of the Merger Agreement (other than the condition set forth in Section 7.1(f)(i) of the Merger Agreement with regard to the consummation of the transactions contemplated by this Agreement) shall have been complied with (and not been waived by Atlantic Capital) and Atlantic Capital and FSGI are ready to proceed to the closing thereof;

(iii) the representations and warranties of Atlantic Capital set forth in Section 4 of this Agreement that (A) are not made as of a specific date shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made as of the Closing Date, and (B) are made as of a specific date shall have been true and correct as of such specific date, in each case, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect (as defined in Section 4(b)(i) hereof) qualifications contained therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (and except that (x) the representations and warranties of Atlantic Capital set forth in Sections 4(a), 4(c)(i), 4(c)(ii)(A), 4(e) and 4(g) shall be true and correct in all material respects, and (y) the representations and warranties of Atlantic Capital set forth in Sections 4(b) and 4(h)(i) shall be true and correct in all respects);

(iv) the representations and warranties of FSGI set forth in Article 4 of the Merger Agreement that (A) are not made as of a specific date shall have been true and correct as of the date of the Merger Agreement and shall be true and correct as of the Closing Date as though made as of the Closing Date, and (B) are made as of a specific date shall have been true and correct as of such specific date, in each case, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect (as defined in Section 3.8(a) of the Merger Agreement) qualifications contained therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (and except that (x) the representations and warranties of FSGI set forth in Sections 4.1. 4.3(a), 4.3(b)(i), 4.5 and 4.7 of the Merger Agreement shall be true and correct in all material respects, and (y) the representations and warranties of FSGI set forth in Sections 4.2 and 4.8(a) of the Merger Agreement shall be true and correct in all respects);

(v) Atlantic Capital shall have either (i) consummated the Sub Debt Issuance on terms and conditions reasonably acceptable to the Investor in an amount sufficient to consummate the Merger, or the funds from such reasonably acceptable Sub Debt Issuance shall be held in escrow pending release concurrently with the release of the funds of the Investor as contemplated by Section 3(d) herein, (ii) effected the ACB Dividend, (iii) received proceeds from an Alternate Senior Financing on terms and conditions reasonably acceptable to the Investor in an amount sufficient to consummate the Merger; and/or (iv) elected to effect the Backstop Financing;

(vi) at the Closing Date, taking into account the consummation of the transactions contemplated by this Agreement and the Merger Agreement, including the Merger and the Bank Merger, Atlantic Capital shall have a leverage ratio of not less than 7.0% and Atlantic Capital Bank shall have a leverage ratio of not less than 7.5%;

(vii) the employees of FSGI and Atlantic Capital that have entered into employment or severance agreements with the Surviving Corporation and the Surviving Bank pursuant to the Merger Agreement shall have waived or terminated the right to receive any cash change-in-control payments to which they could otherwise be entitled as a result of the Merger in consideration of such employees’ continued employment with the Surviving Corporation and Surviving Bank following the Effective Time of the Merger;

(viii) Atlantic Capital shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing under this Agreement and the Merger Agreement;

(ix) since the date of this Agreement, there shall not have occurred and be continuing any circumstance, event, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined);

(x) the purchase of the Investor Shares and, if applicable, the Backstop Securities by the Investor shall not cause the Investor, together with (i) the shares of Atlantic Capital Common Stock owned by Investor as of the date hereof and (ii) any other person whose Atlantic Capital securities would be aggregated with the Investor’s Atlantic Capital securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor and such other persons) would represent more than 24.9% of any class of voting securities of Atlantic Capital outstanding at such time;

(xi) the Investor Nominee (as defined in the Corporate Governance Agreement) shall be one of the eight directors to be selected by the Board of Directors of Atlantic Capital to serve on the thirteen person board of directors of the Surviving Corporation, and if requested by the Investor pursuant to, and in accordance with, Section 1 of the Corporate Governance Agreement shall be appointed as a director of the Surviving Corporation at the Effective Time (as defined in the Merger Agreement), subject to any required regulatory approvals; and

(xii) Investor shall have received (i) non-objection of the Federal Reserve Board under the Change in Bank Control of 1978; (ii) any approval, consent or authorization required to seat the Investor’s designated representative on the Boards of Directors of Atlantic Capital and Atlantic Capital Bank; and (iii) concurrence of the Federal Reserve Board and Georgia Department of Banking and Finance that neither the Investor nor its Affiliates will be deemed to control Atlantic Capital or Atlantic Capital Bank for purposes of the Bank Holding Company Act of 1956 or applicable Georgia state banking laws or otherwise required to register as a bank holding company; in each case with such non-objection, approval, consent, authorization and concurrence remaining in full force and effect; and no Governmental Entity shall have imposed, or conditioned its granting of any non-objection, approval, consent, authorization or concurrence on, nor shall there otherwise exist, (x) any material restraint, requirement or condition that would impair in any material respect the benefits to the Investor of the transactions contemplated hereby or (y) any material restraint or restriction on the activities of, any requirement to undertake a material modification of corporate governance arrangements with respect to, or any capital or other requirements on, the Investor or any of its Affiliates or any of their respective principals, partners, members or shareholders, including any requirement to maintain or contribute, directly or indirectly, to the capital of Atlantic Capital or Atlantic Capital Bank other than as expressly contemplated herein, or to comply with information requests or similar requirements that are materially restrictive or burdensome to Investor or any of its Affiliates or any of their respective principals, partners, members or shareholders (each, a “Materially Burdensome Condition”); provided that any requirement for the Investor to provide standard passivity and anti-association commitments to the Federal Reserve Board shall not be deemed a Materially Burdensome Condition.

(d) Until the Merger shall have become effective (the “Effective Time”) as set forth in the Certificates of Merger that shall be filed with the Georgia Secretary of State and Tennessee Secretary of State, respectively, on or prior to the date of the closing of the Merger, (i) the Investor Shares (and Backstop Securities, if applicable), (ii) the funds from the Investor in an amount equal to the Purchase Price and, if applicable, the Backstop Consideration, with the funds being held pursuant to an escrow agreement or similar arrangement to be entered by the Investor and Atlantic Capital with a mutually acceptable escrow agent prior to Closing under terms reasonably acceptable to the Investor, and (iii) the other documents held in escrow pursuant to this Section 3, shall be held in escrow. Concurrently with or immediately subsequent to the Effective Time of the Merger, assuming all conditions to Closing remain satisfied, (A) the Investor’s funds will be released from escrow and delivered to Atlantic Capital; (B) Atlantic Capital’s transfer agent and registrar shall deliver to the Investor the Investor Shares (and Backstop Securities, if applicable) and (C) the other documents held in escrow will be released.

4. Representations and Warranties of Atlantic Capital.

Except as disclosed in the disclosure schedule (the “Atlantic Capital Disclosure Schedule”) delivered by Atlantic Capital to the Investor prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Section 4), Atlantic Capital, and to the extent applicable, each Atlantic Capital Subsidiary (as hereinafter defined), hereby represents and warrants to the Investor as follows:

a. Corporate Organization.

(i) Each of Atlantic Capital and its Subsidiaries: (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate or similar power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted; and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Section 4(a)(i) of the Atlantic Capital Disclosure Schedule lists each Atlantic Capital Subsidiary as of the date of this Agreement. As used in this Agreement, the word “Subsidiary,” when used with respect to either Party, means any bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such Party for financial reporting purposes under U.S. generally accepted accounting principles (“GAAP”), and the term “Atlantic Capital Subsidiary” shall mean any direct or indirect Subsidiary of Atlantic Capital.

(ii) Atlantic Capital is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). True, complete and correct copies of the articles of incorporation of Atlantic Capital, as amended (the “Atlantic Capital Articles”), and the bylaws of Atlantic Capital (the “Atlantic Capital Bylaws”), as in effect as of the date of this Agreement, have previously been made available to the Investor. Atlantic Capital Bank is incorporated under the laws of the State of Georgia.

(iii) The articles of incorporation, bylaws and similar governing documents of each Atlantic Capital Subsidiary, copies of which have previously been made available to the Investor, are true, complete and correct copies of such documents as of the date of this Agreement.

(iv) The deposit accounts of Atlantic Capital Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

b. Capitalization.

(i) The authorized capital stock of Atlantic Capital consists of 100,000,000 shares of capital stock, $1.00 par value per share, all of which is designated as common stock of which, as of the date of this Agreement (the “Atlantic Capital Capitalization Date”), 13,607,876 shares of Atlantic Capital Common Stock were issued and 13,508,480 shares of Atlantic Capital Common Stock were outstanding. As of the Atlantic Capital Capitalization Date, no shares of Atlantic Capital Common Stock were reserved for issuance, except for

1,663,500 shares of Atlantic Capital Common Stock underlying options and warrants currently outstanding; 670,414 shares of Atlantic Capital Common Stock available in connection with future grants of stock options, restricted stock and other equity-based awards, in each case reserved for issuance pursuant to employee and director equity incentive compensation plans of Atlantic Capital in effect as of the date of this Agreement (collectively, the “Atlantic Capital Stock Plans”); and pursuant to the Merger Agreement. The Atlantic Capital Common Stock is sometimes referred to herein as the “Atlantic Capital Stock.” All of the issued and outstanding shares of Atlantic Capital Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights except for the preemptive rights provided for in Article Four of the Atlantic Capital Articles, which preemptive rights were waived by the holders thereof. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Atlantic Capital having the right to vote on any matters on which its shareholders may vote are issued or outstanding. Except as set forth in Section 4(b)(i) of the Atlantic Capital Disclosure Schedule, as of the date of this Agreement, except pursuant to this Agreement and the Merger Agreement, including with respect to the Atlantic Capital Stock Plans as set forth herein, Atlantic Capital does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of Atlantic Capital Stock, or any other equity securities of Atlantic Capital or any securities representing the right to purchase or otherwise receive any shares of Atlantic Capital Stock, or other equity securities of Atlantic Capital. Except as set forth in Section 4(b)(i) of the Atlantic Capital Disclosure Schedule, As of the date of this Agreement, other than as provided in the Merger Agreement there are no contractual obligations of Atlantic Capital or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Atlantic Capital or any equity security of Atlantic Capital or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity securities of Atlantic Capital or its Subsidiaries, or (ii) other than pursuant to the Merger Agreement pursuant to which Atlantic Capital or any of its Subsidiaries is or could be required to register shares of Atlantic Capital stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Investor Shares (and Backstop Securities, if applicable) or the shares of Atlantic Capital Common Stock to be issued in the Merger and which anti-dilution or similar provisions have not been waived. The Investor Shares (and Backstop Securities, if applicable) and the shares of Atlantic Capital Common Stock to be issued pursuant to this Agreement and pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time of the Merger and the Closing Date, all such shares will be fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than as set forth on Section 4(b)(i) of the Atlantic Capital Disclosure Schedule, no options or other equity-based awards are outstanding as of the Atlantic Capital Capitalization Date. Except as set forth on Section 4(b)(i) of the Atlantic Capital Disclosure Schedule, since December 31, 2013 through the date hereof, Atlantic Capital has not (A) issued or repurchased any shares of Atlantic Capital Stock, or other equity securities of Atlantic Capital or (B) issued or awarded any options, restricted shares or any other equity-based awards under the Atlantic Capital Stock Plans.

(ii) Except as set forth Section 4(b)(ii) of the Atlantic Capital Disclosure Schedule, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Atlantic Capital are owned by Atlantic Capital, directly or indirectly, free and clear of any material liens, pledges, charges and security interests and similar encumbrances (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No such Atlantic Capital Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(iii) Section 4(b)(iii) of the Atlantic Capital Disclosure Schedule sets forth Atlantic Capital’s and its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any person other than a Subsidiary of Atlantic Capital, where such ownership interest is equal to or greater than 5.0% of the total ownership interest of such person.

(iv) Section 4(b)(iv) of the Atlantic Capital Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) the number of shares of Atlantic Capital Common Stock issued under any Atlantic Capital Stock Plans or awards not granted under any Atlantic Capital Plan, the number of shares of Atlantic Capital Common Stock subject to outstanding awards granted under the Atlantic Capital Stock Plans or otherwise and the number of shares of Atlantic Capital Common Stock reserved for future issuance under the Atlantic Capital Stock Plans or otherwise; (ii) all outstanding awards granted under the Atlantic Capital Stock Plans, indicating with respect to each such award the name of the holder thereof, the number of shares of Atlantic Capital Common Stock subject to such award and, to the extent applicable, the exercise price, the date of grant and the vesting schedule; and (iii) all outstanding warrants, indicating with respect to each such warrant the name of the holder thereof, the number and type of shares of Atlantic Capital Common Stock subject to such warrant and the exercise price thereof. Atlantic Capital has provided to the Investor complete and accurate copies of the Atlantic Capital Stock Plans and the forms of all award agreements related thereto and copies of all warrants. Each option to purchase shares of Atlantic Capital Common Stock was granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Department of Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”) of the Common Stock underlying such option on the grant date thereof and was otherwise issued in compliance with the requirements of the Code and applicable laws. Except as disclosed on Section 4(b)(iv) of the Atlantic Capital Disclosure Schedules, each option to purchase shares of Common Stock that was issued as an “incentive stock option” pursuant to Section 422 of the Code complied at the time of its grant and continues to comply with all of the requirements of the Code and the regulations thereunder pertaining to “incentive stock options.”

c. Authority; No Violation.

(i) Atlantic Capital has requisite corporate power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Atlantic Capital Board. The Atlantic Capital Board has determined that the sale of the Investor Shares (and Backstop Securities, if applicable) and the Merger, on substantially the terms and conditions set forth in this Agreement and Merger Agreement, respectively, is advisable and in the best interests of Atlantic Capital and its shareholders, and that the Agreement and the Merger Agreement and the transactions contemplated hereby and thereby are in the best interest of Atlantic Capital and its shareholders. No other corporate proceedings on the part of Atlantic Capital are necessary to approve this Agreement or to consummate the transactions contemplated hereby. Except for the approval of the Merger Agreement, including the amended and restated articles of incorporation of Atlantic Capital attached as Exhibit B to the Merger Agreement, by the affirmative vote of the holders of the requisite number of outstanding shares of Atlantic Capital Common Stock entitled to vote thereon, no other corporate proceedings on the part of Atlantic Capital are necessary to approve the Merger Agreement or to consummate the transactions contemplated thereby. This Agreement and the Merger Agreement have been duly and validly executed and delivered by Atlantic Capital and (assuming due authorization, execution and delivery by the Investor and FSGI, respectively) constitutes the valid and binding obligation of Atlantic Capital, enforceable against Atlantic Capital in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or by 12 U.S.C. Section 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers and subject to general principles of equity).

(ii) Neither the execution and delivery of this Agreement or the Merger Agreement by Atlantic Capital nor the consummation by Atlantic Capital of the transactions contemplated hereby or thereby, nor compliance by Atlantic Capital with any of the terms or provisions of this Agreement or the Merger Agreement, will (A) assuming that shareholder approval referred to in Section 4(c)(i) has been obtained, violate any provision of the Atlantic Capital Articles or the Atlantic Capital Bylaws or the articles of incorporation or bylaws or other constituent document of any Subsidiary of Atlantic Capital, or (B) assuming that the consents, approvals and filings referred to in Section 4(d) are duly obtained and/or made, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Atlantic Capital, any of its Subsidiaries or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Atlantic Capital or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Atlantic Capital or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

d. Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications, filings or notices with the Office of the Comptroller of the Currency (the “OCC”) and any other federal or state banking, insurance or other regulatory or self-regulatory authorities, including the Georgia Department of Banking and Finance and the SEC or any courts, administrative agencies or commissions or other governmental authorities or instrumentalities (each a “Governmental Entity”) and approval of such applications, filings and notices (the “Other Regulatory Approvals”), (iii) the filing with the SEC of a registration statement on Form S-4 (the “Form S-4”), and declaration of effectiveness of the Form S-4; (iv) the approval by NASDAQ of Atlantic Capital’s application for listing of its common stock on the Nasdaq Global Select Market (or such other national securities exchange mutually agreed upon by the Parties), (v) the filing of the Certificates of Merger with the Tennessee Secretary of State and the Georgia Secretary of State pursuant to the TBCA and GBCC, (vi) the filing of the Articles of Merger with the OCC and Georgia Secretary of State with respect to the Bank Merger, and the (vii) any consents, authorizations, approvals, filings or exemptions required under applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization (“SRO”) or required under consumer finance, mortgage banking and other similar laws, if any, (viii) notices or filings under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, if any, and (i) such filings and approvals as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the shares of the shares of Atlantic Capital Common Stock pursuant to this Agreement and the Merger Agreement (all such approvals in this Section 4(d), the “Atlantic Capital Requisite Regulatory Approvals”), no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Atlantic Capital of the Merger, the issuance of the Investor Shares (and Backstop Securities, if applicable) and the other transactions contemplated by this Agreement and the Merger Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Atlantic Capital of this Agreement or the Merger Agreement.

e. Reports; Regulatory Matters.

(i) Atlantic Capital and each of its Subsidiaries have timely filed (including all applicable extensions) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2013 with (A) the Federal Reserve Board, (B) the FDIC, (C) any state banking commission or other state regulatory authority, including the Georgia Department of Banking and Finance, (D) any foreign regulatory authority, and (E) any SRO (collectively, “Atlantic Capital Regulatory Agencies”) and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2013, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, foreign entity or Atlantic Capital Regulatory Agency or Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Atlantic Capital Regulatory Agency or Governmental Entity in the ordinary course of the business of Atlantic Capital and its Subsidiaries, or as disclosed on Section 4(e)(i) of the Atlantic Capital Disclosure Schedule, no Atlantic Capital Regulatory Agency or Governmental Entity has initiated since January 1, 2013 or has pending any proceeding, enforcement action or, to the Knowledge of Atlantic Capital, investigation into the business, disclosures or operations of Atlantic Capital or any of its Subsidiaries. Since January 1,

2013, except as disclosed on Section 4(e)(i) of the Atlantic Capital Disclosure Schedule, no Atlantic Capital Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the Knowledge of Atlantic Capital, investigation into the business, disclosures or operations of Atlantic Capital or any of its Subsidiaries. Except as set forth on Section 4(e)(i) of the Atlantic Capital Disclosure Schedule, Atlantic Capital and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Atlantic Capital Regulatory Agency or Governmental Entity with respect to, any report or statement relating to any examinations or inspections of Atlantic Capital or any of its Subsidiaries. Since January 1, 2013, there have been no formal or informal inquiries by, or disagreements or disputes with, any Atlantic Capital Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Atlantic Capital or any of its Subsidiaries (other than normal examinations conducted by a Atlantic Capital Regulatory Agency or Governmental Entity in Atlantic Capital’s ordinary course of business or as disclosed in Section 4(e)(i) of the Atlantic Capital Disclosure Schedule). To the Knowledge of Atlantic Capital, there has not been any event or occurrence since January 1, 2013 that would result in a determination that Atlantic Capital Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).

(ii) Except as disclosed on Section 4(e)(ii) of the Atlantic Capital Disclosure Schedule, neither Atlantic Capital nor any of its Subsidiaries is subject to any cease-and desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2013 a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 2013 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Atlantic Capital Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each, a “Atlantic Capital Regulatory Agreement”), nor has Atlantic Capital or any of its Subsidiaries been advised since January 1, 2013 by any Atlantic Capital Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Atlantic Capital Regulatory Agreement.

(iii) During the period from the date of the declaration of effectiveness by the SEC of the Form S-4 to the Effective Time (the “Atlantic Capital Reporting Period”), Atlantic Capital will have filed with or furnished to the SEC all registration statements, prospectuses, reports, schedules, information statements and proxy statements of Atlantic Capital required to be filed with or furnished to the SEC pursuant to the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) (including the rules and regulations promulgated thereunder) (collectively, the “Atlantic Capital SEC Reports”). No such Atlantic Capital SEC Report, at the time filed or furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. As of their respective effective or filed dates, all Atlantic Capital SEC Reports will comply as to form in all material respects with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, with respect thereto.

(iv) During the Atlantic Capital Reporting Period, Atlantic Capital and each of its officers and directors will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(v) Neither Atlantic Capital nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among Atlantic Capital or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K under the Securities Act)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving Atlantic Capital or any of its Subsidiaries in Atlantic Capital’s consolidated financial statements.

(vi) As of December 31, 2014, Atlantic Capital Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

f. Financial Statements.

(i) Since January 1, 2011, the financial statements of Atlantic Capital and its Subsidiaries have (A) been prepared from, and are in accordance with, the books and records of Atlantic Capital and its Subsidiaries; (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Atlantic Capital and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (C) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the FDIC; and (D) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Atlantic Capital and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Ernst & Young LLP has served as independent registered public accountant for Atlantic Capital or its bank Subsidiary, as applicable, since 2007; such firm has not resigned or been dismissed as independent public accountants of Atlantic Capital or its bank Subsidiary, as applicable, as a result of or in connection with any disagreements with Atlantic Capital or its bank Subsidiary, as applicable, on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(ii) Neither Atlantic Capital nor any of its Subsidiaries has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) required under GAAP to be set forth on a balance sheet or in the notes thereto, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Atlantic Capital for the period ended December 31, 2013 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2013 or in connection with this Agreement and the transactions contemplated hereby.

(iii) Since December 31, 2013, (i) through the date hereof, neither Atlantic Capital nor any of its Subsidiaries nor, to the knowledge of the officers of Atlantic Capital, any director, officer, employee, auditor, accountant or representative of Atlantic Capital or any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Atlantic Capital or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Atlantic Capital or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney or auditor representing Atlantic Capital or any of its Subsidiaries, whether or not employed by Atlantic Capital or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by Atlantic Capital or any of its officers, directors, employees or agents to the Board of Directors of Atlantic Capital or any committee thereof or to any director or officer of Atlantic Capital.

(iv) The information contained in the budget or the pro forma financial information (including, without limitation, the most recent projections and forecasts contained therein) set forth in Section 4(f)(iv) of the Atlantic Capital Disclosure Schedule that was provided by Atlantic Capital to the Investor, was based upon reasonable assumptions, and, to Atlantic Capital’s Knowledge, such assumptions and such budget or pro forma financial information remain reasonable as of the date hereof and at the Closing Date.

(v) Atlantic Capital and each of its Subsidiaries has established and maintains a system of internal controls (as provided for in Section 36 of the Federal Deposit Insurance Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and financial statements for regulatory reporting purposes, (ii) that receipts and expenditures of Atlantic Capital and its Subsidiaries are being made only in accordance with authorizations of management and the Atlantic Capital Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Atlantic Capital’s and its Subsidiaries’ assets that could have a material effect on Atlantic Capital’s financial statements.

(vi) Atlantic Capital has disclosed, based on its most recent evaluation of its disclosure controls and procedures prior to the date of this Agreement, to Atlantic Capital’s auditors and the audit committee of the board of directors of Atlantic Capital and on Section 4(f)(vi) of the Atlantic Capital Disclosure Schedule (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect Atlantic Capital’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Atlantic Capital’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(vii) The allowance for loan and lease losses reflected in the audited consolidated financial statements of Atlantic Capital for the year ending December 31, 2013 was, as of date thereof, calculated in all material respects in accordance with the requirements of GAAP as applied to banking institutions, and in the reasonable opinion of management, is adequate in all material respects to provide for reasonably anticipated losses inherent in the Atlantic Capital’s and its Subsidiaries’ loan and lease portfolios; provided, however, that no representation or warranty is made in this Section 4(f)(vii) as to the sufficiency of collateral securing or the collectability of such loans and leases. Neither Atlantic Capital nor any of its Subsidiaries has been advised by any Governmental Entity that its loan and lease losses reserves or methodology for determining such reserves are inadequate.

(viii) During the Atlantic Capital Reporting Period, each of Atlantic Capital’s principal executive officer and principal financial officer (or each former principal executive officer and each former principal financial officer, as applicable) will make all certifications required by Rule 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Atlantic Capital SEC Reports, and the statements contained in such certifications will be true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. During the Atlantic Capital Reporting Period, Atlantic Capital will be in compliance with all applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

g. Broker’s Fees. Neither Atlantic Capital nor any Atlantic Capital Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by the Merger Agreement and this Agreement, other than as set forth on Section 4(g) of the Atlantic Capital Disclosure Schedule and pursuant to letter agreements, true, complete and correct copies of which have been previously delivered to the Investor. Any fees due any such broker or finder will be paid solely by Atlantic Capital. Atlantic Capital shall indemnify, pay, and hold the Investor harmless against any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

h. Absence of Certain Changes or Events. Since December 31, 2013, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate with all other events, a Material Adverse Effect on Atlantic Capital. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Atlantic Capital or the Surviving Corporation, as the case may be, any fact, event, change, condition, development, circumstance or effect that, individually or in the aggregate, (A) is or would be reasonably likely to be material and adverse to the business, assets, liabilities, properties, prospects results of operations, or financial condition of Atlantic Capital and its Subsidiaries or the Surviving Corporation and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (A), a Material Adverse Effect shall not be deemed to include any adverse event, change or effect to the extent arising from (I) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable to banks or savings associations and their holding companies, generally, (II) changes, after the date hereof, in laws, rules or regulations of general applicability to banks or savings associations and their holding companies, generally, or interpretations thereof by courts or Governmental Entities, in each case except to the extent Atlantic Capital is affected in a disproportionate manner as compared to other community banks in the southeastern United States, (III) changes, after the date hereof, in global or national political conditions (including the outbreak of war or acts of terrorism) or in general economic or market conditions affecting banks, savings associations or their holding companies generally, including changes in market rates, in each case except to the extent Atlantic Capital or FSGI is affected in a disproportionate manner as compared to other community banks in the southeastern United States, (IV) the failure by Atlantic Capital or FSGI to meet projections, forecasts, estimates or budgets (other than those set forth in Section 4(f)(iv) of the Atlantic Capital Disclosure Schedule), provided, however, that the exception in this clause (IV) shall not prevent or otherwise affect a determination that any fact, event, change, condition, development, circumstance, or effect underlying such a failure has resulted in, or contributed to, a Material Adverse Effect, (V) the direct effects of negotiating, entering into and compliance with this Agreement on the operating performance of Atlantic Capital or FSGI and its Subsidiaries, including the effects on the employees and customers of FSGBank or Atlantic Capital Bank, as applicable, resulting from the public announcement of the Merger), (VI) changes, positive or negative, in the adjusted Federal long-term rate under section 382(f) of the Code, whether as a result of changes in the Federal long-term rate determined under section 1274(d) of the Code or as a result of changes to the methodology for calculating such rate, or (VII) actions and omissions of Atlantic Capital or its Subsidiaries taken with the prior written consent of the Investor), (B) materially impairs or would be reasonably likely to materially impair the ability of Atlantic Capital to timely consummate the transactions contemplated by this Agreement or the Merger Agreement or (C) is materially adverse to the legality, validity or enforceability of this Agreement or the Merger Agreement.

(i) Other than as set forth on Section 4(h)(i) of the Atlantic Capital Disclosure Schedule, since December 31, 2013, through and including the date of this Agreement, Atlantic Capital and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

(ii) Except as set forth on Section 4(h)(ii) of the Atlantic Capital Disclosure Schedule, since December 31, 2013, neither Atlantic Capital nor any of its Subsidiaries has (A) except for (I) normal increases for employees made in the ordinary course of business consistent with past practice or (II) as required by applicable law or pre-existing contractual obligations, increased the wages, salaries, compensation, bonus opportunities (whether annual or long-term, or in the form of cash or property) pension, nonqualified deferred compensation or other fringe benefits or perquisites payable to any current, former or retired executive officer, employee, consultant, independent contractor, other service provider or director from the amount thereof in effect as of December 31, 2013, granted any severance, retirement or termination pay, entered into any contract to make or grant any severance, retirement or termination pay (in each case, except as required under the terms of agreements or severance plans listed on Section 4(k)(i) of the Atlantic Capital Disclosure Schedule, as in effect as of the date hereof), obligated itself to pay or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (B) granted, amended, accelerated, modified or terminated any stock appreciation rights or options to purchase shares of Atlantic Capital Common Stock, any restricted, performance or fully vested shares of Atlantic Capital Common Stock, any phantom or restricted stock units, or any right to acquire any shares of its capital stock with respect to any current, former or retired executive officer, director, consultant, independent contractor or other service provider or employee, (C) changed any accounting methods, principles or practices of Atlantic Capital or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy, (D) suffered any strike, work stoppage, slow-down or other labor disturbance, (E) adopted, amended, modified or terminated any Atlantic Capital Benefit Plan, except as required by applicable laws, or (F) hired, terminated, promoted or demoted any employee, consultant, independent contractor, executive officer, director or other service provider (other than in the ordinary course of business and consistent with past practice).

i. Legal Proceedings.

(i) Except as disclosed on Section 4(i)(i) of the Atlantic Capital Disclosure Schedule, neither Atlantic Capital nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Atlantic Capital’s Knowledge, threatened, legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against Atlantic Capital or any of its Subsidiaries or any current or former director of Atlantic Capital or any of its Subsidiaries, including, without limitation any lender liability claims, or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement or the Merger Agreement, but excluding, in the case of current or former directors of Atlantic Capital proceedings not directly related to any such individual’s fiduciary duty to Atlantic Capital. None of the proceedings, claims, actions or governmental or regulatory investigations set forth on Section 4(i)(i) of the Atlantic Capital Disclosure Schedule would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital.

(ii) There is no Injunction, judgment or regulatory restriction (other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries) imposed upon Atlantic Capital, any of its Subsidiaries or the assets of Atlantic Capital or any of its Subsidiaries.

j. Taxes and Tax Returns.

(i) Each of Atlantic Capital and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns required to be filed by it on or before the date of this Agreement (all such returns being accurate and complete in all material respects), has paid all Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against. Atlantic Capital and its Subsidiaries are not subject to any ongoing or unresolved examination or audit by the Internal Revenue Service (“IRS”). There are no material disputes pending, or claims asserted, for Taxes or assessments upon Atlantic Capital or any of its Subsidiaries for which Atlantic Capital does not have reserves that are adequate under GAAP. Neither Atlantic Capital nor any of its Subsidiaries is a party to or is bound by any Tax-sharing, -allocation or -indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Atlantic Capital and its Subsidiaries). Within the past five years, neither Atlantic Capital nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. Neither Atlantic Capital nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Atlantic Capital or any of its Subsidiaries. Neither Atlantic Capital nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). Neither Atlantic Capital nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent, or would be reasonably likely to prevent, the Merger from qualifying as reorganizations under Section 368(a) of the Code.

(ii) As used in this Agreement, the term “Tax” or “Taxes” means (i) all federal, state, local and foreign income, bank, estimated, excise, gross receipts, gross income, ad valorem, profits, gains, property, escheat, unclaimed property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup-withholding, value-added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for Taxes described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

(iii) As used in this Agreement, the term “Tax Return” means a report, return or other information (including any amendments) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Atlantic Capital or any of its Subsidiaries.

k. Employee Matters.

(i) Section 4(k)(i) of the Atlantic Capital Disclosure Schedule sets forth a true, complete and correct list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and including the regulations promulgated thereunder (“ERISA”), whether or not written or unwritten or subject to ERISA, as well as each employee or director benefit or compensation plan, arrangement or agreement (whether written or unwritten) and each employment, consulting, bonus, supplemental income, collective-bargaining, incentive or deferred compensation, vacation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, profit-sharing, fringe benefit, workers’ compensation, voluntary employees’ beneficiary association, health, welfare, accident, sickness, death benefit, hospitalization, insurance, personnel policy, disability benefit or other similar plan, program, agreement, arrangement or commitment (whether written or unwritten) for the benefit of any current, former or retired employee, consultant, independent contractor, other service provider or director of Atlantic Capital or any of its ERISA Affiliates (as defined herein) entered into, maintained or contributed to by Atlantic Capital or any of its ERISA Affiliates or to which Atlantic Capital or any of its ERISA Affiliates is obligated to contribute (such plans, programs, agreements, arrangements and commitments, collectively, the “Atlantic Capital Benefit Plans”). For purposes of this Agreement, the term “ERISA Affiliate” means any entity that is a member of: (A) a controlled group of corporations (as defined in Section 414(b) of the Code); (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code); or (D) a “controlled group” within the meaning of Section 4001 of ERISA, any of which includes Atlantic Capital or any of its Subsidiaries. No other Atlantic Capital Benefit Plan exists.

(ii) With respect to each Atlantic Capital Benefit Plan, Atlantic Capital has made available to the Investor true, complete and correct copies of the following (as applicable): (A) the written document evidencing such Atlantic Capital Benefit Plan or, with respect to any such plan that is not in writing, a written description thereof; (B) the summary plan description; (C) any related trust agreements, insurance contracts or documents of any other funding arrangements; (D) all amendments, modifications or supplements to any such document; (E) the three most recent Forms 5500 required to have been filed, including all schedules thereto; (F) any notices to or from the IRS or any office or representative of the Department of Labor or any other Governmental Entity relating to any compliance issues in respect of any such Atlantic Capital Benefit Plan; and (G) a list of each person who has options to purchase Atlantic Capital Common Stock or has units or other awards outstanding under any stock option or other equity-based plan, program or arrangement sponsored by Atlantic Capital or any of its Subsidiaries, noting for each person the number of options, units and other awards available and the strike price, if any, associated therewith. Section 4(k)(ii) of the Atlantic Capital Disclosure Schedule sets forth as of December 31, 2014 the accrued liability for any such plans, programs and arrangements.

(iii) With respect to each Atlantic Capital Benefit Plan:

(A) each Atlantic Capital Benefit Plan is being and has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and in all material respects in accordance with its governing documents, and all material obligations, whether arising by operation of law or by contract, required to be performed with respect to each Atlantic Capital Benefit Plan have been timely performed, including extensions available for any applicable deadline, and there have been no material defaults, omissions or violations by any party with respect to any Atlantic Capital Benefit Plan, and each Atlantic Capital Benefit Plan;

(B) each Atlantic Capital Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to such effect and, to the Knowledge of Atlantic Capital, no fact, circumstance or event has occurred since the date of such determination letter or exists that would reasonably be expected to adversely affect the qualified status of any such Atlantic Capital Benefit Plan;

(C) either an application for a new determination letter was filed by the end of such Atlantic Capital Benefit Plan’s applicable remedial amendment cycle as determined under Revenue Procedure 2007-44, as modified, or the deadline for filing such an application has not yet arrived and all requirements for relying on such extended filing date have been satisfied or the applicable plan is eligible to rely on an IRS opinion letter relating to a volume submitter document;

(D) each Atlantic Capital Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2)(A) of ERISA and is not qualified under Code Section 401(a) is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation or life insurance for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and for each such plan Section 4(k)(iii)(D) of the Atlantic Capital Disclosure Schedule contains (A) a list of assets that are maintained or used to informally fund such plan, (B) an analysis of the emerging liabilities of any supplemental executive retirement plans (the “SERPs”) and (C) an analysis of the cash surrender value of the split-dollar insurance policies held pursuant to the SERPs. Any trust agreement supporting such plan has been provided as described in Section 4(k)(ii)(C);

(E) no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted or, to Atlantic Capital’s or any ERISA Affiliate’s Knowledge, is anticipated against any of the Atlantic Capital Benefit Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, Atlantic Capital (including any Subsidiary thereof), any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the Atlantic Capital Benefit Plans;

(F) all contributions, premiums and other payments required to be made with respect to any Atlantic Capital Benefit Plan have been made on or before their due dates, with extensions, under applicable law and the terms of such Atlantic Capital Benefit Plan, and with respect to any such contributions, premiums or other payments required to be made with respect to any Atlantic Capital Benefit Plan that are not yet due, to the extent required by GAAP, adequate reserves are reflected on the consolidated balance sheet of Atlantic Capital for the fiscal year ended December 31, 2014 (including any notes thereto) or liability therefor was incurred in the ordinary course of business consistent with past practice since December 31, 2014;

(G) except as set forth on Section 4(k)(iii)(G) of the Atlantic Capital Disclosure Schedule, no Atlantic Capital Benefit Plan is under, and Atlantic Capital (including any Subsidiary or any ERISA Affiliate thereof) has not received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any Tax or penalty;

(H) no Atlantic Capital Benefit Plan is a self-funded or self-insured arrangement, and, with respect to each Atlantic Capital Benefit Plan that is funded in whole or in part through an insurance policy, neither Atlantic Capital (including any Subsidiary thereof) nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss-sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Effective Time;

(I) all reports and disclosures relating to each Atlantic Capital Benefit Plan required to be filed with or furnished to Governmental Entities (including the IRS, Pension Benefit Guaranty Corporation and the Department of Labor), Atlantic Capital Benefit Plan participants or beneficiaries have been filed or furnished in all material respects in a timely manner in accordance with applicable law;

(J) except as set forth on Section 4(k)(iii)(J) of the Atlantic Capital Disclosure Schedule, neither the execution, delivery or performance of this Agreement by Atlantic Capital nor the consummation of the transactions contemplated hereby (either alone or in connection with any other event) will (I) require Atlantic Capital or any Atlantic Capital Subsidiary or any of their ERISA Affiliates to make a larger contribution to, or pay greater benefits or provide other rights under, any Atlantic Capital Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, (II) create or give rise to any additional vested rights or service credits under any Atlantic Capital Benefit Plan or (III) conflict with the terms of any Atlantic Capital Benefit Plan;

(K) all obligations of Atlantic Capital, each Subsidiary and ERISA Affiliate and each fiduciary under each Atlantic Capital Benefit Plan, whether arising by operation of law or by contract, required to be performed under Section 4980B of the Code, as amended, and Sections 601 through 609 of ERISA, or similar state law (“COBRA”) have been or will be timely performed in all material respects;

(L) to the Knowledge of Atlantic Capital, Atlantic Capital and each Subsidiary and ERISA Affiliate of Atlantic Capital, as applicable, has maintained in all material respects all employee data necessary to administer each Atlantic Capital Benefit Plan, including all data required to be maintained under Section 107 of ERISA, and such data are true and correct and are maintained in usable form; and

(M) except as disclosed on Section 4(k)(iii)(M) of the Atlantic Capital Disclosure Schedule, no Atlantic Capital Benefit Plan provides for any gross-up payment associated with any Taxes.

(iv) No Atlantic Capital Benefit Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA or is a multiemployer plan or multiple employer plan within the meaning of Sections 4001(a)(3) or 4063/4064 of ERISA, respectively, and neither Atlantic Capital nor any of its Subsidiaries or ERISA Affiliates has ever maintained, contributed to, sponsored or had an obligation to contribute to any such plan. Neither Atlantic Capital nor any of its Subsidiaries or ERISA Affiliates has incurred, either directly or indirectly (including as a result of any indemnification or joint and several liability obligation), any liability pursuant to Title I or IV of ERISA or the penalty tax, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, in each case, with respect to the Atlantic Capital Benefit Plans and no event, transaction or condition has occurred or exists that could reasonably be expected to result in any such liability to Atlantic Capital or any of its Subsidiaries or ERISA Affiliates.

(v) Except as otherwise provided in this Agreement or as disclosed on Section 4(k)(v) of the Atlantic Capital Disclosure Schedule, neither the execution or delivery of this Agreement or the Merger Agreement nor the consummation of the transactions contemplated by this Agreement or the Merger Agreement will, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any current, former or retired director, executive officer, employee, consultant, independent contractor or other service provider of Atlantic Capital or any of its Subsidiaries or ERISA Affiliates, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code or be subject to the sanctions imposed under Section 4999 of the Code.

(vi) Neither Atlantic Capital, any other “disqualified person” (as defined in Section 4975 of the Code), any “party-in-interest” (as defined in Section 3(14) of ERISA) and, to the Knowledge of Atlantic Capital, any trustee or administrator of any Atlantic Capital Benefit Plan, has engaged in a nonexempt “prohibited transaction,” as defined in Section 4975 of the Code and Section 406 of ERISA, in each case, such as could reasonably be expected to give rise to any tax or penalty under Section 4975 of the Code or Section 406 of ERISA. All “fiduciaries,” as defined in Section 3(21) of ERISA, with respect to the Atlantic Capital Benefit Plans have complied in all respects with the requirements of Section 404 of ERISA. Atlantic Capital and its ERISA Affiliates have in effect fiduciary liability insurance covering each fiduciary of the Atlantic Capital Benefit Plans.

(vii) No payment made or to be made in respect of any employee or former employee of Atlantic Capital or any of its Subsidiaries would reasonably be expected to be nondeductible by reason of Section 162(m) of the Code.

(viii) With respect to Atlantic Capital and each of its Subsidiaries:

(A) Neither Atlantic Capital nor any of its Subsidiaries is a party to or bound by any labor or collective bargaining agreement and there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Atlantic Capital or any of its Subsidiaries. There are no labor-related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the Knowledge of Atlantic Capital, threatened and neither Atlantic Capital nor any of its Subsidiaries has experienced any such labor-related controversy, strike, slowdown, walkout or other work stoppage within the past three years.

(B) Neither Atlantic Capital nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree or conciliation agreement with, or citation, injunction or order by, any Governmental Entity relating to employees or employment practices.

(C) Each of Atlantic Capital and its Subsidiaries are in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies or guidelines of any Governmental Entity relating to labor, employment, wages, overtime pay, employee classification, immigration, nondiscrimination, affirmative action, plant closings, mass layoffs, termination of employment or similar matters and have not engaged in any unfair labor practices or other prohibited practices related to employees, except where the failure to comply would not, either individually or in the aggregate, have a Material Adverse Effect.

(D) Neither Atlantic Capital nor any of its Subsidiaries has any workers’ compensation liability, experience or matter outside the ordinary course of business.

(E) To the Knowledge of Atlantic Capital, no executive of Atlantic Capital or any of its Subsidiaries: (I) has any present intention to terminate his or her employment or (II) is a party to any noncompetition, noninterference, confidentiality, proprietary rights or other such agreement with a third party that would, if complied with, materially interfere with the performance of such executive’s current duties.

(F) Section 4(k)(viii)(F) of the Atlantic Capital Disclosure Schedule contains a true, complete and correct list of the following information for each employee of Atlantic Capital and each of its Subsidiaries: name; employing entity; job title; primary work location; current compensation rate; Atlantic Capital or expected bonus; and Atlantic Capital’s or its Subsidiary’s classification of such employee as exempt or not exempt from applicable minimum wage and overtime laws.

(ix) Section 4(k)(ix) of the Atlantic Capital Disclosure Schedule sets forth a true, complete and correct list of all noncompetition, non-solicitation, noninterference, nondisclosure and similar agreements between Atlantic Capital or its Subsidiaries and any of their employees, directors or independent contractors (including, for this purpose, any former employees, directors or independent contractors to the extent such agreements are currently in effect), copies of which have been made available to the Investor. Each of the agreements set forth on Section 4(k)(ix) of the Atlantic Capital Disclosure Schedule is valid and binding and in full force and effect (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

(x) Except as disclosed in Section 4(k)(x) of the Atlantic Capital

Disclosure Schedule (which shall contain the actual value of the obligations of all such benefits other than health benefits, with respect to which current payment amounts and duration of payment obligation are provided), neither Atlantic Capital nor its Subsidiaries (i) provides health or welfare benefits for any retired or former employee or (ii) is obligated to provide health or welfare benefits to any active employees after their retirement or other termination of service, unless required to do so under COBRA.

(xi) Neither Atlantic Capital nor any of its Subsidiaries or ERISA Affiliates maintains any employee benefit plan or arrangement that is governed by the laws of any government outside of the United States.

(xii) Any individual who performs services for Atlantic Capital or any of Atlantic Capital’s Subsidiaries and who is not treated as an employee for federal income tax purposes by Atlantic Capital or any of Atlantic Capital’s Subsidiaries is not an employee under applicable law or for any purpose including for tax withholding purposes or Atlantic Capital Benefit Plan purposes.

(xiii) (A) Each Atlantic Capital Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), including each award thereunder, has been operated in compliance with the applicable provisions of Section 409A of the Code; (B) neither Atlantic Capital nor any of its Subsidiaries (I) have been required to report to any government entity or authority any corrections made or Taxes due as a result of a failure to comply with Section 409A and (II) have any indemnity or gross-up obligation for any Taxes or interest imposed or accelerated under Section 409A; (C) nothing has occurred, whether by action or failure to act, or is reasonably expected or intended to occur, that would subject an individual having rights under any such Atlantic Capital Benefit Plan to accelerated Tax as a result of Section 409A or a Tax imposed under Section 409A; and (iv) for any Atlantic Capital Benefit Plan that is not intended to be subject to Section 409A because it is not a nonqualified deferred compensation plan under Treasury Regulations 1.409A-1(a)(2) through 1.409A-1 (a)(5), or due to the application of Treasury Regulations Section 1.409A-1(b), all the conditions required to retain such treatment remain in effect and are not reasonably expected to change so as to subject such Atlantic Capital Benefit Plan to Section 409A.

l. Compliance with Applicable Law.

(i) Except as set forth on Section 4(1)(i) of the Atlantic Capital Disclosure Schedule, Atlantic Capital and each of its Subsidiaries hold all material licenses, operating certificates, variances, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Atlantic Capital or any of its Subsidiaries. Other than as required by (and in conformity with) law, neither Atlantic Capital nor any Atlantic Capital Subsidiary acts, or has acted since January 1, 2011, as a fiduciary for any person, or administers any account for which it acts as a fiduciary, including as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

(ii) Section 4(1)(ii) of the Atlantic Capital Disclosure Schedule sets forth, as of the date hereof, a schedule of all officers and directors of Atlantic Capital or entities controlled by executive officers and directors of Atlantic Capital who have outstanding loans from Atlantic Capital or its Subsidiaries, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the three years immediately preceding the date hereof.

(iii) Since January 1, 2011, neither Atlantic Capital or any of its Subsidiaries (nor, to the Knowledge of Atlantic Capital, any of their respective directors, executives, representatives, agents or employees) (A) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (C) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (D) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (E) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

m. Certain Contracts.

(i) Except as otherwise provided in this Agreement or as disclosed on Section 4(m)(i) of the Atlantic Capital Disclosure Schedule, neither Atlantic Capital nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any directors, officers, employees, consultants, independent contractors or other service providers other than in the ordinary course of business consistent with past practice, (B) that, upon execution of this Agreement or shareholder approval of the Merger or consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Atlantic Capital, the Surviving Corporation, or any of their respective subsidiaries to any current, former or retired officer, employee, director, consultant, independent contractor or other service provider of Atlantic Capital or any Subsidiary thereof, (C) that is a contract material to the business of Atlantic Capital to be performed after the date of this Agreement, (D) that materially restricts the conduct of any line of business, or the area in which such business is conducted, by Atlantic Capital or any of its Subsidiaries or, to the Knowledge of Atlantic Capital, upon consummation of the Merger or the transactions contemplated by this Agreement will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company and its subsidiaries may lawfully engage, (E) with or to a labor union or guild (including any collective bargaining agreement) or (F) including any stock option plan, stock appreciation rights plan, restricted stock plan, performance stock, phantom or restricted stock units, stock purchase plan, employee stock ownership plan or benefits plan in which any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of shareholder approval of the Merger, or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 4(m)(i), whether or not set forth in the Atlantic Capital Disclosure Schedule, is referred to as a “Atlantic Capital Contract,” and neither Atlantic Capital nor any of its Subsidiaries knows of, or has received notice of, any material violation of any Atlantic Capital Contract by any of the other parties thereto.

(ii) (A) Each Atlantic Capital Contract is valid and binding on Atlantic Capital or its applicable Subsidiary and is in full force and effect, (B) Atlantic Capital and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Atlantic Capital Contract and (C) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Atlantic Capital or any of its Subsidiaries under any such Atlantic Capital Contract.

n. Risk Management Instruments.

(i) “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

(ii) All Derivative Transactions, whether entered into for the account of Atlantic Capital or any of its Subsidiaries or for the account of a customer of Atlantic Capital or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Atlantic Capital and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of Atlantic Capital or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect. Atlantic Capital and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Atlantic Capital’s Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

o. Investment Securities and Commodities.

(i) Except as would not reasonably be expected to have a Material Adverse Effect on Atlantic Capital, each of Atlantic Capital and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Atlantic Capital or its Subsidiaries. Such securities and commodities are valued on the books of Atlantic Capital in accordance with GAAP in all material respects.

(ii) Atlantic Capital and its Subsidiaries and their respective businesses employ and have acted in compliance in all material respects with investment, securities, commodities, risk management and other policies, practices and procedures (the “Policies, Practices and Procedures”) that Atlantic Capital believes are prudent and reasonable in the context of such businesses. Before the date hereof, Atlantic Capital has made available to the Investor in writing the material Policies, Practices and Procedures.

p. Loan Portfolio.

(i) Section 4(p)(i) of the Atlantic Capital Disclosure Schedule sets forth, as of December 31, 2014 (A) the aggregate outstanding principal amount of all loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) payable to Atlantic Capital or its Subsidiaries (collectively, “Atlantic Capital Loans”), other than “nonaccrual” Atlantic Capital Loans, (B) the aggregate outstanding principal amount of all “nonaccrual” Atlantic Capital Loans, (C) a summary of all Atlantic Capital Loans designated as of such date by Atlantic Capital as “Special Mention”, “Substandard”, “Doubtful”, “Loss” or words of similar import by category of Atlantic Capital Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Atlantic Capital Loans by category and the amount of specific reserves with respect to each such category of Atlantic Capital Loans and (D) each asset of Atlantic Capital or any of its Subsidiaries that is classified as “Other Real Estate Owned” and the book value thereof.

(ii) Each Atlantic Capital Loan (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent secured, has been secured by valid liens and security interests that have been perfected, (C) where required by applicable law, has been based on an appraisal and (D) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). All Atlantic Capital Loans originated by Atlantic Capital or its Subsidiaries, and all such Atlantic Capital Loans purchased by Atlantic Capital or its Subsidiaries, were, in the reasonable opinion of management, made or purchased in accordance with customary lending standards. All such Atlantic Capital Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien (other than to the extent pledged to the Federal Home Loan Bank of Atlanta or the Federal Reserve Bank of Atlanta to secure lines of credit therefrom), and Atlantic Capital or its Subsidiaries have complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Atlantic Capital Loans.

(iii) Since December 31, 2014, none of the Atlantic Capital Subsidiaries has incurred any unusual or extraordinary loan losses that are material to Atlantic Capital and its Subsidiaries on a consolidated basis; to Atlantic Capital’s Knowledge and in light of each of the Atlantic Capital Subsidiaries’ historical loan loss experience and its management’s analysis of the quality and performance of its loan portfolio, the reserves for loan losses shown on the balance sheet of Atlantic Capital for the year ending December 31, 2014 were, as of such date, adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, in each case consistently applied, to provide for probable loan losses as of such date, and were in accordance with the safety and soundness standards administered by, and the practices, procedures, requests and requirements of, the applicable Atlantic Capital Regulatory Agency.

q. Property. Atlantic Capital or one of its Subsidiaries (i) has fee simple title to all the real property assets reflected in the balance sheet of Atlantic Capital for the year ending December 31, 2014 as being owned by Atlantic Capital or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Atlantic Capital Owned Properties”), free and clear of all Liens of any nature whatsoever, except (A) statutory Liens securing payments not yet due, (B) Liens for real property taxes not yet delinquent, (C) easements, rights of way and other similar encumbrances and matters of record that do not materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by Atlantic Capital on the date hereof or otherwise materially impair business operations at such properties, as conducted by Atlantic Capital on the date hereof and (D) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as used on the date hereof (collectively, “Permitted Encumbrances”), and (ii) is the lessee of all leasehold estates reflected in the latest financial statements of Atlantic Capital for the year ending December 31, 2014 or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “Atlantic Capital Leased Properties” and, collectively with the Atlantic Capital Owned Properties, the “Atlantic Capital Real Property”), free and clear of all Liens of any nature whatsoever encumbering Atlantic Capital’s or its Subsidiaries’ leasehold estate, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by Atlantic Capital or one of its Subsidiaries or, to Atlantic Capital’s Knowledge, the lessor. The Atlantic Capital Real Property is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on the Atlantic Capital Real Property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted. There are no pending or, to the Knowledge of Atlantic Capital, threatened condemnation proceedings against the Atlantic Capital Real Property. Atlantic Capital and its Subsidiaries are in material compliance with all applicable health and safety related requirements for the Atlantic Capital Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.

Atlantic Capital currently maintains insurance on all its property, including the Atlantic Capital Real Property, in amounts, scope and coverage reasonably necessary for its operations. Atlantic Capital has not received any notice of termination, nonrenewal or material premium adjustment for such policies.

r. Insurance. Atlantic Capital and each of its Subsidiaries are insured with reputable insurers against such risks and in such amounts as constitute reasonably adequate coverage against all risks customarily insured against by banking institutions and their subsidiaries of comparable size and operations to Atlantic Capital and its Subsidiaries. Atlantic Capital has a true and complete list of all insurance policies applicable and available to Atlantic Capital and each of its Subsidiaries with respect to its business or that are otherwise maintained by or for Atlantic Capital or any of its Subsidiaries (the “Atlantic Capital Policies”) and has provided true and complete copies of all such Atlantic Capital Policies to Investor. Except as set forth in Section 4(r) of the Atlantic Capital Disclosure Schedule, there is no claim for coverage by Atlantic Capital or any of its Subsidiaries pending under any of such Atlantic Capital Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Atlantic Capital Policies or in respect of which such underwriters have reserved their rights. Each Atlantic Capital Policy is in full force and effect and all premiums payable by Atlantic Capital or any of its Subsidiaries have been timely paid, by Atlantic Capital or its Subsidiaries, as applicable. To the Knowledge of Atlantic Capital, neither Atlantic Capital nor any of its Subsidiaries have received written notice of any threatened termination of, material premium increase with respect to, lapse of coverage under, or material alteration of coverage under, any of such Atlantic Capital Policies. To the best of Atlantic Capital’s Knowledge, no Atlantic Capital Policy has been issued by a company that is rated less than “A-” by A.M. Best & Co.

s. Intellectual Property. Atlantic Capital and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all license fees in connection with Atlantic Capital’s Intellectual Property have been paid. The use of any Intellectual Property by Atlantic Capital and its Subsidiaries does not, to the Knowledge of Atlantic Capital, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Atlantic Capital or any Subsidiary acquired the right to use any Intellectual Property. To Atlantic Capital’s Knowledge, no person is challenging, infringing on or otherwise violating any right of Atlantic Capital or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Atlantic Capital or its Subsidiaries. Neither Atlantic Capital nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Atlantic Capital and its Subsidiaries and, to Atlantic Capital’s Knowledge, no Intellectual Property owned and/or licensed by Atlantic Capital or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

t. Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, orders, assessments (including penalty assessments) or notices of any kind with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any material liability or obligation of Atlantic Capital or any of its Subsidiaries arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to Atlantic Capital’s Knowledge, threatened against Atlantic Capital or any of its Subsidiaries. To the Knowledge of Atlantic Capital, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any material liability or obligation on the part of Atlantic Capital or any of its Subsidiaries. Neither Atlantic Capital nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing. Each of Atlantic Capital and its Subsidiaries, and, to Atlantic Capital’s Knowledge (except as set forth in written third-party environmental reports included in the relevant loan documentation regarding real property securing a Loan made in the ordinary course of business to a third party that is not an affiliate of Atlantic Capital), any property in which Atlantic Capital or any of its Subsidiaries holds a security interest, is in material compliance with all local, state or federal environmental, health or safety Laws, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Neither Atlantic Capital nor any of its Subsidiaries has assumed by contract any liability for any environmental, health or safety matters. Neither Atlantic Capital nor any of its Subsidiaries is an indemnitor in connection with any threatened or pending claim by any third-party indemnitee for any liability for any environmental, health or safety matters.

u. Leases. Section 4(u) of the Atlantic Capital Disclosure Schedule sets forth (a) a list of each personal property lease involving annual payments in excess of $25,000 to which Atlantic Capital or any Subsidiary is a party and (b) a list of each parcel of real property leased by Atlantic Capital or any of its Subsidiaries together with the current annual rent (each, a “Atlantic Capital Property Lease”). Each Atlantic Capital Property Lease is valid and binding on Atlantic Capital or its applicable Subsidiary and is in full force and effect. Atlantic Capital and each of its Subsidiaries has performed, in all material respects, all obligations required to be performed by it to date under each Atlantic Capital Property Lease. Neither Atlantic Capital nor any of its Subsidiaries is in material default under any Atlantic Capital Property Lease.

v. Privacy of Customer Information. Atlantic Capital is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers. For purposes of this Section 4(v), “IIPI” shall include any information relating to an identified or identifiable natural person. Neither Atlantic Capital nor the Atlantic Capital Subsidiaries have any reason to believe that any facts or circumstances exist, which would cause the collection and use of such IIPI by Atlantic Capital to not comply with all applicable privacy policies, the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”), the Gramm-Leach-Bliley Act of 1999 (the “Gramm-Leach-Bliley Act”) and all other applicable state, federal and foreign privacy laws, and any contract or industry standard relating to privacy. In accordance with the requirements of the Gramm-Leach-Bliley Act, and the regulations promulgated thereunder, Atlantic Capital and its Subsidiaries will: (i) maintain the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of such records; and (iii) protect against unauthorized access to or use of such records or information, which could result in substantial harm or inconvenience to any customer.

w. Bank Secrecy Act; Patriot Act; Money Laundering. Neither Atlantic Capital nor any Atlantic Capital Subsidiary has any reason to believe that any facts or circumstances exist, which would cause Atlantic Capital or the Atlantic Capital Subsidiaries to be deemed to be operating in violation of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 103) (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “Patriot Act”), any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of Atlantic Capital and its Subsidiaries has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

x. CRA Compliance. Neither Atlantic Capital nor any Atlantic Capital Subsidiary has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder. As of the date hereof, Atlantic Capital and Atlantic Capital Subsidiary’s most recent examination rating under the CRA was “satisfactory” or better. Atlantic Capital knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Atlantic Capital or any Atlantic Capital Subsidiary to receive any notice of non-compliance with such provisions of the CRA or cause the CRA rating of Atlantic Capital or any Atlantic Capital Subsidiary to decrease below the “satisfactory” level.

y. State Takeover Laws. The Atlantic Capital Board has rendered inapplicable to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar anti-takeover provision in Atlantic Capital’s Articles of Incorporation or Bylaws.

z. Reorganization; Approvals. Except as set forth on Section 4(z) of the

Atlantic Capital Disclosure Schedule, as of the date of this Agreement, Atlantic Capital (a) is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

aa. Transactions with Affiliates. All “covered transactions” between Atlantic Capital and an “affiliate,” within the meaning of Sections 23A and 23B of the Federal Reserve Act and regulations promulgated thereunder, have been in compliance with such provisions. None of the officers, directors, employees or Affiliates of Atlantic Capital or any Subsidiary of Atlantic Capital is presently a party to any contract, arrangement or transaction with Atlantic Capital or any of its Subsidiaries or to a presently contemplated contract, arrangement or transaction (other than for services as employees, officers and directors), in any such case that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act if Atlantic Capital were required to file periodic reports pursuant to Section 13(a) or 15(d) of the Exchange Act. Depository relationships between Atlantic Capital or any of its Subsidiaries, on the one hand, and any director or senior officer of Atlantic Capital or any of its Subsidiaries, on the other hand, are on customary market terms.

bb. Disaster Recovery and Business Continuity. Atlantic Capital has developed and implemented a contingency planning program to evaluate the impact of significant events that may adversely affect Atlantic Capital’s customers, assets, or employees. To the best of Atlantic Capital’s Knowledge, such program ensures that Atlantic Capital and its Subsidiaries can recover its mission critical functions, and complying with the requirements of the Federal Financial Institutions Examination Council (“FFIEC”), the SEC, and the FDIC.

cc. Atlantic Capital Information. The information relating to Atlantic Capital and its Subsidiaries that is provided by Atlantic Capital or their representatives for inclusion in the Proxy Statement, the Form S-4, or in any application, notification or other document filed with any other Atlantic Capital Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Form S-4 will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

dd. Registration Rights. Except as expressly contemplated by this Agreement or as disclosed on Section 4(dd) of the Atlantic Capital Disclosure Schedule, no Person has any right to cause Atlantic Capital or any Subsidiary to effect the registration under the Securities Act or the Exchange Act of any securities of Atlantic Capital or any Subsidiary of Atlantic Capital.

ee. Investment Company. Neither Atlantic Capital nor any of its Subsidiaries is required to be registered as, and is not an affiliate of, and immediately following the Effective Time of the Merger and the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ff. Change in Control. Except as disclosed on Section 4(ff) of the Atlantic Capital Disclosure Schedule, the issuance of the Investor Shares (and Backstop Securities, if applicable) to the Investor pursuant to this Agreement and the consummation of the Merger will not be deemed a “change of control” of Atlantic Capital or any of its Subsidiaries, or trigger any rights under any “change of control” provision, under any agreement or arrangement to which Atlantic Capital or any of its Subsidiaries is a party, including, without limitation, any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments (or obligations in respect thereof) by Atlantic Capital or any of its Subsidiaries to the counterparty, or the acceleration of vesting of benefits.

gg. Acknowledgment Regarding Investor’s Purchase. To Atlantic Capital’s Knowledge, the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Agreement and the Merger Agreement and the transactions contemplated hereby and thereby. The Investor is not acting as a financial advisor or fiduciary of Atlantic Capital or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Agreement and the Merger Agreement and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Investor Shares (and Backstop Securities, if applicable).

hh. Most Favored Nation. Except as disclosed on Section 4(hh) of the Atlantic Capital Disclosure Schedule, no other agreement or document executed by Atlantic Capital in connection with the transactions contemplated by this Agreement or the Merger Agreement contain rights or privileges, or otherwise benefits to the other party thereto in a manner, more favorable, in the aggregate, in any material respect to the other party thereto than the rights, privileges and benefits established in favor of the Investor by the Transaction Documents. Section 4(hh) of the Atlantic Capital Disclosure Schedule lists all agreements and documents (including any side letters, if any) entered into by Atlantic Capital or its Subsidiaries with shareholders of Atlantic Capital in connection with the transactions contemplated by this Agreement or the Merger Agreement.

ii. Disclosure. The Investor does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

jj. Shell Company Status. Atlantic Capital is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

kk. Opinion of Financial Advisor. Before the execution of this Agreement, the Atlantic Capital Board has received an opinion from Macquarie Capital (USA), Inc. to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the consideration to be paid by Atlantic Capital in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to Atlantic Capital. Such opinion has not been amended or rescinded as of the date of this Agreement.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which are made as of such date), to Atlantic Capital that:

a. Authority. The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor.

b. No Conflicts. The execution, delivery and performance by the Investor of the Transaction Documents and the consummation by the Investor of the transactions contemplated hereby or thereby (including, without limitation, the purchase of the Investor Shares and Backstop Securities, if applicable) do not and will not (i) conflict with or violate any provisions of the Investor’s organizational documents, (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would result in a default) under any agreement, indenture or other instrument to which the Investor is a party, or (iii) conflict with or result in a violation of any law to which the Investor is subject, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to materially impair the Investor’s ability to consummate the transactions contemplated hereby.

c. Shares Not Registered. The Investor acknowledges that the Investor Shares (and Backstop Securities, if applicable) have not been registered under the Securities Act, or under any state securities laws, and is aware that the sale of the Investor Shares (and Backstop Securities, if applicable) to it is being made in reliance on a private placement exemption from registration under the Securities Act. The Investor (i) is acquiring the Investor Shares (and Backstop Securities, if applicable) for its own account pursuant to an exemption from registration under the Securities Act for investment only and with no present intention of distributing any of the Investor Shares (and Backstop Securities, if applicable) to any person (the foregoing representation and warranty does not limit the Investor’s right to sell such Investor Shares (and Backstop Securities, if applicable) pursuant to an effective registration statement or otherwise in compliance with the Securities Act and any other applicable securities laws); (ii) will not sell or otherwise dispose of any of the Investor Shares (and Backstop Securities, if applicable) except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws; (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (iv) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act); and (v) is not purchasing the Investor Shares (and Backstop Securities, if applicable) as a result of any advertisement, article, notice or other communication regarding the Investor Shares (and Backstop Securities, if applicable) published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. The Investor understands that Atlantic Capital will rely upon the accuracy of the foregoing representations in connection with the sale of the Investor Shares (and Backstop Securities, if applicable) to the Investor.

d. Access to Information. The Investor acknowledges that it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Atlantic Capital and its Subsidiaries concerning the terms and conditions of the offering of the Investor Shares (and Backstop Securities, if applicable) and Atlantic Capital’s and its Subsidiaries’ respective financial condition, results of operations, business, properties and management. The representations of the Investor contained in this Section 5.d shall not affect the ability of the Investor to rely on the representations and warranties made by Atlantic Capital pursuant to Section 4 or the Investor’s rights to indemnification pursuant to Section 7.

e. Acknowledgment Regarding Investor’s Purchase of Shares. The Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and the Investor is not acting as a financial advisor or fiduciary of Atlantic Capital (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Investor is not acting in concert or as part of a group with any other person in connection with the transactions contemplated by the Transaction Documents. Except for the Transaction Documents, the Investor is not party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Atlantic Capital Common Stock or other securities of Atlantic Capital or any option, warrant or other right to acquire any of the foregoing.

6. Other Agreements of the Parties.

a. Conduct of Business Before the Closing Date. Except as expressly contemplated by or permitted by this Agreement, the Merger Agreement, or with the prior written consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed during the period from the date of this Agreement to the Closing Date, Atlantic Capital shall, and shall cause each of its Subsidiaries, as applicable, to:

(i) conduct its business in the ordinary course in all material respects;

(ii) use commercially reasonable efforts to maintain and preserve intact its business organization and its business relationships and retain the services of its key officers and key employees; and

(iii) use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and assist and cooperate with the Investor in doing all things necessary, proper or advisable to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement.

b. Atlantic Capital Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by the Merger Agreement (including the exceptions to the covenants applicable to Atlantic Capital set forth in Atlantic Capital’s disclosure schedules to the Merger Agreement), Atlantic Capital shall comply with the provisions of Section 5.2 of the Merger Agreement.

c. Publicity; Disclosure. Atlantic Capital and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby or by the Merger Agreement, and neither Atlantic Capital nor the Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of Atlantic Capital, with respect to any press release of the Investor, or without the prior consent of each Investor, with respect to any press release of Atlantic Capital, which consent shall not unreasonably be withheld, delayed or conditioned, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, Atlantic Capital shall not publicly disclose the name of any Investor, or include the name of the Investor in any filing with any Governmental Entity or the NASDAQ, without the prior written consent of the Investor, except to the extent such disclosure is required by law or the NASDAQ rules and regulations, in which case Atlantic Capital shall provide the Investor with prior notice of such disclosure. Atlantic Capital shall provide the Investor and its counsel with draft copies of any filings or disclosures containing references to the Investor or the transactions contemplated by the Transaction Documents and shall afford the Investor and its representatives reasonable opportunity to comment thereon.

d. Reservation of Common Stock. As of the date hereof, Atlantic Capital has reserved, and Atlantic Capital shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Atlantic Capital Common Stock for the purpose of enabling Atlantic Capital to issue the Investor Shares and, if applicable, the Backstop Securities pursuant to this Agreement.

e. Most Favored Nation; Backstop Exclusivity. Atlantic Capital agrees that it and its Subsidiaries will not enter into any agreement or understanding with any other investor between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms in respect of the purchase of shares of capital stock of Atlantic Capital or any of its Subsidiaries that contains rights or privileges, or otherwise benefits the other investor party thereto in a manner, more favorable, in the aggregate, in any respect to such other investor than the rights, privileges and benefits established in favor of the Investor by the Transaction Documents; provided that the term “investor” as used in this Section 6(e) shall not be construed to include any officer, director or other employee of Atlantic Capital or its Subsidiaries in such capacity for service in such capacity regardless of whether such individual is also a stockholder of Atlantic Capital. Atlantic Capital further agrees that it and its Subsidiaries will not, and will use its best efforts to ensure that its directors, managers, officers, shareholders, and representatives do not, directly or indirectly, between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, solicit any offer from, initiate or engage in any discussions or negotiations with, enter into any agreement, letter of intent or similar contract with or provide any information to, any corporation, partnership, person or other entity or group concerning any possible proposal regarding a sale or issuance of any common equity (or common-equivalent equity) of the Company or any of its Subsidiaries (or their respective successors), other than pursuant to the Transaction Documents, the Merger Agreement, and the Patriot Securities Purchase Agreement (as defined in the Merger Agreement).

f. Use of Funds. Atlantic Capital will use the net proceeds from the sale of Investor Shares and, if applicable, the Backstop Securities pursuant to this Agreement to fund the aggregate Per Share Cash Consideration to be issued in the Merger.

g. Registration Rights. Atlantic Capital shall provide for the registration for resale under the Securities Act of the Investor’s Registrable Securities in accordance with the terms set forth on Schedule A hereto.

h. Legend.

(i) The Investor acknowledges that the certificate (or book-entry recordation) or other instruments representing the Investor Shares and, if applicable, the Backstop Securities (including shares underlying the Backstop Warrant) subject to this Agreement will bear a legend (or restrictive code) substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(ii) Upon the request of the Investor and the receipt by Atlantic Capital of an opinion of counsel reasonably satisfactory to Atlantic Capital to the effect that the restriction referenced in the foregoing legend (or restrictive code) is no longer required in order to ensure compliance with the Securities Act or applicable state securities laws, as the case may be, Atlantic Capital shall promptly (and in any event within three (3) business days) cause the legend to be removed from any certificate (or restrictive code from any book entry recordation).

i. Furnishing of Information. Until the Investor no longer owns any of the Investor Shares (and Backstop Securities, if applicable), Atlantic Capital covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all Company Reports required to be filed by Atlantic Capital after the date hereof. For purposes hereof, “Company Reports” means all material reports, registrations and statements, together with any required amendments thereto, required to be filed with the SEC, the Federal Reserve Board, the FDIC, the OCC and any other applicable federal or state securities or banking authorities.

j. Integration. Except in connection with the Sub Debt Issuance or other Alternate Senior Financing, Atlantic Capital shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Investor Shares (or Backstop Securities, if applicable) under applicable law or the rules and regulations of the NASDAQ Stock Market (“NASDAQ”).

k. Anti-takeover Provisions. Atlantic Capital will not make or enforce any claim, or consent to the making or enforcement of such a claim by any other person, that the Investor is an “Acquiring Person” (or like term) under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by Atlantic Capital, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Investor Shares (and Backstop Securities, if applicable) under this Agreement or under any other agreement between Atlantic Capital and the Investor.

l. Tax Information. At or prior to the date hereof, Atlantic Capital shall have provided the Investor with a true, correct and complete copy of Section 4.10(b) of the FSGI Disclosure Schedule.

7. Indemnification.

a. Indemnification of Investor. Atlantic Capital will indemnify, defend and hold harmless the Investor and its Affiliates and their respective directors, officers, stockholders, members, partners, employees and agents (and any other persons or entities with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, members, partners, employees and agents (and any other Person with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”), from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation, that any such Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by Atlantic Capital in this Agreement, or (ii) any legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations (collectively, an “Action”) instituted against an Indemnified Person in any capacity by any stockholder of or the Surviving Corporation with respect to any of the transactions contemplated by this Agreement.

b. Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of any notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Action by a third party (a “Third-Party Claim”), in respect of which indemnity may be sought pursuant to this Section 7, such Indemnified Person shall promptly notify Atlantic Capital in writing, and Atlantic Capital shall be entitled to assume the defense thereof (in which case Atlantic Capital shall employ counsel reasonably satisfactory to such Indemnified Person and assume the payment of all fees and expenses in connection with such Third-Party Claim); provided, that the failure of any Indemnified Person so to notify Atlantic Capital shall not relieve Atlantic Capital of its obligations hereunder except to the extent that Atlantic Capital is actually and materially and adversely prejudiced by such failure to notify. If Atlantic Capital assumes the defense of any Third-Party Claim, all Indemnified Parties shall thereafter deliver to Atlantic Capital copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim, and each Indemnified Party shall reasonably cooperate in the defense or prosecution of such Third-Party Claim. In any such Third-Party Claim, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) Atlantic Capital and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) Atlantic Capital shall have failed promptly to assume the defense of such Third-Party Claim and/or to employ counsel reasonably satisfactory to such Indemnified Person in such Third-Party Claim; or (iii) in the reasonable judgment of counsel to such Indemnified

Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Atlantic Capital shall not be liable for any settlement of any Third-Party Claim effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, Atlantic Capital shall not effect any settlement of any pending or threatened Third-Party Claim in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person.

8. Termination.

a. This Agreement may be terminated prior to the Closing:

(i) by mutual written consent of the Investor and Atlantic Capital;

(ii) by Atlantic Capital or the Investor, upon written notice to the other party, in the event that the Closing does not occur on or before March 25, 2016; provided, however, that the right to terminate this Agreement pursuant to this Section 8(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(iii) by Atlantic Capital or the Investor, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement or the Merger Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iv) by Atlantic Capital or the Investor, upon written notice to the other party, if Atlantic Capital or any of its Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any Atlantic Capital Requisite Regulatory Approval;

(v) by the Investor, if the Investor is not in material breach of any of the terms of this Agreement, and there has been a material breach of any representation, warranty, covenant or agreement made by Atlantic Capital in this Agreement, or any such representation and warranty thereof shall have become untrue after the date of this Agreement, such that Section 3(c)(iii) or (iv) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Investor to Atlantic Capital; or

(vi) by the Investor, if the Merger Agreement shall have been terminated in accordance with its terms, or if any material term of the Merger Agreement shall have been amended without the prior written consent of the Investor in a manner that would reasonably impair in any material respect the benefits to the Investor of the transactions contemplated hereby.

b. In the event of any termination of this Agreement as provided in Section 8(a), this Agreement (other than this Section 8(b) and Section 9 (other than Section 9(a)) and all applicable defined terms, which shall remain in full force and effect) and the Corporate Governance Agreement (other than the expense reimbursement provisions set forth therein with respect to reimbursable expenses incurred prior to the date of termination) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.

9. Miscellaneous.

a. Survival of Representations, Warranties and Agreements. Each of the representations and warranties of Atlantic Capital and the Investor set forth in this Agreement shall survive the Closing Date and the delivery of the Investor Shares (and Backstop Securities, if applicable) for a period of two years; provided that the representations and warranties in Sections 4(a), 4(b), 4(c)(i), 4(c)(ii)(A), 4(e) and 4(h) shall survive indefinitely.

b. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by first-class registered or certified airmail (postage prepaid), by nationally recognized overnight express courier or by facsimile, and shall be deemed given (i) if delivered in person, upon delivery, (ii) if delivered by first-class registered or certified airmail, three business days after so mailed, (iii) if delivered by a nationally recognized overnight courier, one business day after so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and shall be delivered as addressed as follows:

if to Atlantic Capital:

Atlantic Capital Bancshares, Inc.

Attention: Douglas L. Williams

3280 Peachtree Road N.E.

Suite 1600

Atlanta, Georgia 30305

E-Mail: doug.williams@atlcapbank.com

with a copy, which shall not constitute notice to:

Womble Carlyle Sandridge & Rice, LLP

Attention: Steven Dunlevie

Atlantic Station

271 17th Street, NW

Suite 2400

Atlanta, Georgia 30363-1017

Email: sdunlevie@wcsr.com

if to the Investor:

at its address set forth below, or at such other address or addresses as may have been furnished to Atlantic Capital in writing.

c/o Stone Point Capital LLC

Attention: Stephen Levey

20 Horseneck Lane

Greenwich, CT 06830

Email: slevey@stonepoint.com

with a copy, which shall not constitute notice to:

Skadden, Arps, Slate, Meagher & Flom LLP

Attention: Sven Mickisch

4 Times Square

New York, NY 10036

Email: sven.mickisch@skadden.com

c. Amendment. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Atlantic Capital and the Investor.

d. Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. For purposes of this Agreement, (a) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns), (b) “knowledge” of any person that is not an individual means the actual knowledge (without investigation) of such person’s directors and senior executive officers, and (c) “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Georgia generally are authorized or required by law or other governmental actions to close.

e. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

f. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws.

g. Jurisdiction and Venue. Any legal proceeding arising out of or relating to this Agreement shall be brought in the courts of the State of New York or federal courts in the Borough of Manhattan. Each party consents to the jurisdiction of such courts in any such legal proceeding and waives any objection to the laying of venue of any such legal proceeding in such courts. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

i. Entire Agreement. The Transaction Documents contain the entire understanding of the parties hereto with regard to the subject matter contained herein.

j. Successors and Assigns. The provisions of the Transaction Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by Atlantic Capital without the prior written consent of the Investor. The Investor may assign its rights hereunder in whole or in part to any Affiliate of the Investor; provided, that such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the Investor; provided, further, that each of the Investor entities party to this Agreement, may allocate their investment allocations hereunder in their discretion.

k. Expenses. Atlantic Capital will reimburse the Investor for its reasonable documented out-of-pocket expenses incurred in connection with its due diligence and the preparation and negotiation of the Transaction Documents and the transactions contemplated thereby including, but not limited to, the reasonable fees and expenses of counsel or advisors engaged by the Investor incurred by the Investor and its Affiliates in connection with the transactions contemplated by the Transaction Documents; provided, that Atlantic Capital shall not be obligated to reimburse the Investor (i) for amounts in excess of $100,000 or (ii) in the event the transactions contemplated by this Agreement are not consummated solely due to a breach hereof by the Investor.

l. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION, OR SUIT (WHETHER IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized signatories as of the first date written above.

ATLANTIC CAPITAL BANCSHARES, INC.

By:	/s/ Douglas L. Williams

Name:	Douglas L. Williams
Title:	President and Chief Executive Officer

INVESTOR:

TRIDENT IV, L.P.

By: Stone Point Capital LLC, its manager

By:	/s/ David Wermuth/

Name:	David Wermuth
Title:	Senior Principal

TRIDENT IV PROFESSIONALS FUND, L.P.

By: Stone Point Capital LLC, its manager

By:	/s/ David Wermuth

Name:	David Wermuth
Title:	Senior Principal

[Signature Page to Securities Purchase Agreement]

INDEX TO DEFINED TERMS

Defined Term	Section
ACB Dividend	Recitals
Agreement	Preamble
Atlantic Capital	Preamble
Atlantic Capital Articles	4(a)(ii)
Atlantic Capital Bank	Recitals
Atlantic Capital Benefit Plans	4(k)(i)
Atlantic Capital Bylaws	4(a)(ii)
Atlantic Capital Capitalization Date	4(b)(i)
Atlantic Capital Common Stock	Recitals
Atlantic Capital Contract	4(m)(i)
Atlantic Capital Disclosure Schedule	4
Atlantic Capital Leased Properties	4(q)
Atlantic Capital Loans	4(p)(i)
Atlantic Capital MAC	6(i)(i)
Atlantic Capital Owned Properties	4(q)
Atlantic Capital Policies	4(r)
Atlantic Capital Property Lease	4(u)
Atlantic Capital Real Property	4(q)
Atlantic Capital Regulatory Agencies	4(e)(i)
Atlantic Capital Regulatory Agreement	4(e)(ii)
Atlantic Capital Reporting Period	4(e)(iii)
Atlantic Capital Requisite Regulatory Approvals	4(d)
Atlantic Capital SEC Reports	4(e)(iii)
Atlantic Capital Stock	4(b)(i)
Atlantic Capital Stock Plans	4(b)(i)
Atlantic Capital Subsidiary	4(a)(i)
Bank Merger	Recitals
Bank Secrecy Act	4(w)
BHC Act	4(a)(ii)
business day	7(d)
Closing	3
Closing Date	3
COBRA	4(k)(iii)(K)
Code	4(b)(iv)
Corporate Governance Agreement	Recitals
Derivative Transactions	4(n)(i)
Effective Time	3(d)
ERISA	4(k)(i)
ERISA Affiliate	4(k)(i)
Fair Credit Reporting Act	4(v)
FDIC	4(a)(iv)
Federal Reserve Board	4(d)

Index-1

Defined Term	Section
FFIEC	4(bb)
Form S-4	4(d)
FSGBank	Recitals
FSGI	Recitals
FSGI Common Stock	Recitals
GAAP	4(i)(a)
Governmental Entity	4(d)
Gramm-Leach-Bliley Act	4(v)
IIPI	4(v)
Injunction	3(c)(i)
Intellectual Property	4(s)
Investor	Preamble
Investor Shares	1
IRS	4(j)(i)
knowledge	7(d)
Liens	4(b)(ii)
Material Adverse Effect	4(h)(i)
Merger	Recitals
Merger Agreement	Recitals
Merger Consideration	Recitals
Nasdaq	6(b)
OCC	4(d)
Other Regulatory Approvals	4(d)
Patriot Act	4(w)
Per Share Cash Consideration	Recitals
Per Share Merger Consideration	Recitals
Per Share Purchase Price	1
Per Share Stock Consideration	Recitals
Permitted Encumbrances	4(q)
person	8(d)
Policies, Practices and Procedures	4(o)(ii)
Purchase Price	1
Sarbanes-Oxley Act	4(e)(iii)
Section 409(A)	4(b)(iv)
Securities Act	4(b)(i)
SERPs	4(k)(iii)(D)
SRO	4(d)
Standby Commitment	6(i)(i)
Standby Shares	6(i)(i)
Sub Debts	Recitals
Sub Debt Issuance	Recitals
Support Agreements	Recitals
Surviving Bank	Recitals
Surviving Corporation	Recitals
Tax Return	4(j)(iii)
Tax(es)	4(j)(ii)
Transaction Documents	Recitals

Index-2

EXHIBIT A

Opinion

[Omitted]

SCHEDULE A

Registration Rights

Defined terms used but not defined in this Schedule A shall have the meaning ascribed to such terms in the securities purchase agreement (including all schedules and exhibits thereto, the “Agreement”) to which this Schedule A is attached.

1. Request for Registration.

1.1. Registrations on Form S-1. Following the effective date of Atlantic Capital’s first registration statement under the Securities Act or the Exchange Act, which for purposes hereof shall be the registration statement on Form S-4 filed in connection with the Merger, one or more holders of Registrable Securities (as defined below) may, by written notice to Atlantic Capital, request that Atlantic Capital effect the registration on Form S-1 (unless Atlantic Capital is eligible at such time to file a Registration Statement on Form S-3) of a number of Registrable Securities for which the gross aggregate offering price is reasonably expected to be at least $5.0 million. If the holders of Registrable Securities initiating such registration intend to distribute the Registrable Securities in an underwritten offering, they shall so state in their request. Promptly after receipt of such notice, Atlantic Capital will give written notice of such requested registration to all other holders of Registrable Securities. Holders of a majority of the Registrable Securities initially requesting the registration shall be entitled to select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, provided that, such selection shall be subject to the consent of Atlantic Capital, which consent shall not be unreasonably withheld, conditioned or delayed. Atlantic Capital will then, as provided in Section 4 hereof, effect the registration under the Securities Act of the Registrable Securities which Atlantic Capital has been requested to register by such initiating holders of Registrable Securities, and all other Registrable Securities which Atlantic Capital has been requested to register by any other holders of Registrable Securities by notice delivered to Atlantic Capital within ten (10) days after the giving of such notice by Atlantic Capital.

1.2. Registration on Form S-3. At any time after Atlantic Capital becomes eligible to file a Registration Statement on Form S-3, one or more holders of Registrable Securities may, by written notice to Atlantic Capital, request that Atlantic Capital effect the registration on Form S-3 of a number of Registrable Securities having an aggregate value (based on the market price of fair market value on the date of such request) of at least $5.0 million. If the holders of Registrable Securities initiating such registration intend to distribute the Registrable Securities in an underwritten offering, they shall so state in their request. Holders of a majority of the Registrable Securities initially requesting the registration shall be entitled to select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, provided that, such selection shall be subject to the consent of Atlantic Capital, which consent shall not be unreasonably withheld, conditioned or delayed. Promptly after receipt of such notice, Atlantic Capital will give written notice of such requested registration to all other holders of Registrable Securities. Atlantic Capital will then, as provided in Section 4 hereof, effect the registration under the Securities Act of the Registrable Securities which Atlantic Capital has been requested to register by such initiating holders of Registrable

Securities, and all other Registrable Securities which Atlantic Capital has been requested to register by any other holders of Registrable Securities by notice delivered to Atlantic Capital within ten (10) days after the giving of such notice by Atlantic Capital.

1.3. Postponement. Atlantic Capital shall not be obligated to effect any registration within ninety (90) days after the effective date of a previous registration in which holders of Registrable Securities were permitted to register and actually sold all of the shares of Registrable Securities requested to be included therein. Atlantic Capital shall not be obligated to effect or take any action to effect any registration pursuant to Section 1.1 or Section 1.2 during the period that is thirty (30) days before Atlantic Capital’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a registration statement initiated by Atlantic Capital, provided that Atlantic Capital is employing good faith commercially reasonable efforts to cause such registration statement to become effective; provided that holders of Registrable Securities will have the piggyback registration rights set forth in Section 2 with respect to such registration statement. Further, Atlantic Capital may postpone for a period of up to 45 days the filing of any registration required to be filed pursuant to this Section 1 to the extent the Board of Directors in good faith determines that such postponement is necessary in the good faith judgment of the Atlantic Capital Board of Directors in order to avoid (i) the material interference with a significant financing, acquisition, recapitalization, reorganization or other similar transaction; (ii) the premature disclosure of material information that Atlantic Capital has a bona fide business purpose for preserving as confidential; or (iii) would render Atlantic Capital unable to comply with the requirements of the Securities Act or Exchange Act; provided, however, that Atlantic Capital may not exercise such right of postponement within any period of 365 days more than once and during such postponement Atlantic Capital shall be prohibited from filing a registration statement for its own account or for the account of any other holder of its securities. If Atlantic Capital elects to postpone the filing of a registration statement pursuant to this Section 1.3, the holders of Registrable Securities may withdraw such request and upon such withdrawal, such request shall be deemed not to have been made for any purpose of this Agreement.

1.4. Number of Requests.

1.4.1. Section 1.1 Registrations. Atlantic Capital shall not be required to effect more than two (2) registrations pursuant to Section 1.1 in any period of twelve (12) months. No registration of Registrable Securities under Section 1.1 shall be deemed to be a registration for any purpose of this Section 1.4.1 which shall not have become and remained effective in accordance with the provisions of this Agreement.

1.4.2. Section 1.2 Registrations. Atlantic Capital shall not be required to effect more than three (3) registrations pursuant to Section 1.2 in any period of twelve (12) months (exclusive of Block Trade Offerings contemplated by Section 3.1.1 and defined below). Each registration requested pursuant to Section 1.2 shall be effected by the filing of a registration statement on Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the Form S-3 is not available as a result of actions of or inaction by Atlantic Capital in which case such registration shall be on Form S-1 without regard to the limitation on registrations on Form S-1 set forth on Section

1.4.1. No registration of Registrable Securities under Section 1.2 shall be deemed to be a registration for any purpose of this Section 1.4.2 which shall not have become and remained effective in accordance with the provisions of this Agreement.

1.5. Payment of Expenses. Atlantic Capital hereby agrees to pay all Registration Expenses (defined below) in connection with all registrations effected pursuant to Sections 1.1 and 1.2. “Registration Expenses” means all expenses incident to performance of or compliance with Sections 1, 2 and 3 by Atlantic Capital, including without limitation all registration and filing fees, all listing fees, all fees and expenses of complying with securities or blue sky laws, all printing and automated document preparation expenses, all messenger and delivery expenses, the fees and disbursements of counsel for Atlantic Capital and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel for the Participating Holders on whose behalf Registrable Securities are being registered, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities in all cases. Notwithstanding anything herein to the contrary, if a registration attempted under Sections 1.1 or 1.2 to which Atlantic Capital would be responsible for the Registration Expenses of the Holders is not consummated solely as a result of the withdrawal of the Holders requesting such registration, unless such Holders reimburse the Registration Expenses incurred by Atlantic Capital, such Registration Statement will count as a completed registration for purposes of the maximum number of registrations that Atlantic Capital is required to consummate in the aggregate or in any twelve-month period, as may be applicable.

1.6. Resale Rights. If a holder of Registrable Securities requests a registration pursuant to this Section 1 in connection with a distribution of Registrable Securities to its partners, members, or stockholders, the registration shall provide for resale by such partners, members, or stockholders.

2. Piggyback Registration. If Atlantic Capital at any time proposes to register any of its equity securities under the Securities Act, for its own account or for the account of any holder of its securities, on a form which would permit registration of Registrable Securities for sale to the public under the Securities Act, or proposes to register any securities in a so-called “unallocated” or “universal” shelf registration statement and such registration would permit registration of Registrable Securities thereunder, Atlantic Capital will each such time give notice to all holders of Registrable Securities of its intention to do so. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. Any such holder may, by written response delivered to Atlantic Capital within twenty (20) days after the giving of any such notice by Atlantic Capital, request that all or a specified part of the Registrable Securities held by such holder be included in such registration. Atlantic Capital thereupon will as a part of its filing of such form cause to be included in such registration under the Securities Act all Registrable Securities which Atlantic Capital has been so requested to register by the holders of Registrable Securities. Atlantic Capital shall be under no obligation to complete any offering of its securities it proposes to make under this Section 2 and shall incur no liability to any holder of Registrable Securities for its failure to do so. No registration of Registrable Securities effected under this Section 2 shall relieve Atlantic Capital of any of its obligations to effect registrations of Registrable Securities pursuant to Section 1.1 or 1.2. If a registration under this Section 2 is initiated as (x) a primary firm commitment underwritten offering on behalf of Atlantic Capital or (y) for the account of any person (other than a holder of Registrable Securities) exercising a contractual right to demand registration, and the managing underwriter advises Atlantic Capital, such other holders and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such registration) in writing that in its opinion the number of shares of Atlantic Capital Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Atlantic Capital Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Atlantic Capital Common Stock which can be sold in such offering and/or that the number of shares of Atlantic Capital Common Stock proposed to be included in any such registration would adversely affect the price per share of the Atlantic Capital Common Stock to be sold in such offering, Atlantic Capital shall include in such registration (i) first, the number of shares of Atlantic Capital Common Stock that Atlantic Capital or, in the case of clause (y) any person (other than a holder of Registrable Securities) exercising a contractual right to demand registration proposes to sell; (ii) second, the number of shares of Atlantic Capital Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Atlantic Capital Common Stock requested to be included therein by holders of Atlantic Capital Common Stock (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

2.1. Excluded Transactions. Atlantic Capital shall not be obligated to effect any registration of Registrable Securities under this Section 2 incidental to the registration of any of its securities in connection with any mergers, acquisitions or exchange offers or in connection with any dividend reinvestment plans or stock option or other employee benefit plans.

2.2. Payment of Expenses. Atlantic Capital hereby agrees to pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

3. Registration Procedures.

3.1. Company Obligations. If and whenever Atlantic Capital is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 1 or 2 hereof, Atlantic Capital shall as expeditiously as reasonably possible:

3.1.1. Registration Statement. Use its best efforts to prepare and (in the case of a registration pursuant to Section 1 hereof, promptly and in any event within 60 days after a request for registration is delivered to Atlantic Capital under Section 1.1 or within 30 days after a request for registration is delivered to Atlantic Capital under Section 1.2) file with the Commission a registration statement with respect to such Registrable Securities and cause such registration statement to become effective as soon as possible thereafter. Such registration statement shall be for an offering to be made on a continuous or delayed basis (“Shelf Registration Statement”) if Atlantic Capital is eligible for the use thereof and holders of a majority of the Registrable Securities covered by such registration statement (the “Majority Participating Holders”) have requested a Shelf Registration Statement. At any time during which Atlantic Capital has an effective Shelf Registration

Statement with respect to Registrable Securities, by notice to Atlantic Capital specifying the intended method or methods of disposition thereof, such holder thereof may make a written request (a “Shelf Takedown Request”) to Atlantic Capital to effect a public offering pursuant to such Shelf Registration Statement, including an Underwritten Shelf Takedown or Block Trade Offering, of all or a portion of such holder’s Registrable Securities that are covered by such Shelf Registration Statement, and as soon as practicable Atlantic Capital shall amend or supplement the Shelf Registration Statement for such purpose. Atlantic Capital shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a registration effected pursuant to Section 1.1 or an Underwritten Shelf Takedown was consummated within the preceding 90 days (unless otherwise consented to by Atlantic Capital).

3.1.2. Amendments and Supplements to Registration Statement. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities, if any, covered by such registration statement until such time as all such Registrable Securities have been disposed of by the seller or sellers thereof in accordance with the intended methods of disposition set forth in such registration statement.

3.1.3. Cooperation. Use its best efforts to cooperate as may be reasonably requested by the seller of such Registrable Securities (sometimes referred to as a “Participating Holder”) in the disposition of the Atlantic Capital Common Stock covered by such registration statement, including without limitation (i) in the case of an underwritten offering causing key executives of Atlantic Capital to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the reasonable judgment of such managing underwriter are appropriate for such underwritten offering and (ii) take all such other actions as any such holder or the managing underwriter or underwriters, if any, reasonably requests in order to expedite or facilitate the registration and disposition of such Registrable Securities.

3.1.4. Furnishing of Copies of Registration Statements and Other Documents. Furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities of such seller covered by such registration statement.

3.1.5. State Securities Laws. Use its best efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each seller to consummate the disposition in such jurisdictions of the Registrable Securities of such seller covered by such registration statement; provided, however, that Atlantic Capital shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or subject Atlantic Capital to taxation in any jurisdiction in which it is not so qualified or would not otherwise be so subject.

3.1.6. Opinion of Counsel; Comfort Letter. Use commercially reasonable best efforts to obtain all legal opinions, auditors consents, comfort letters, negative assurance letters and experts cooperation as may be required, including furnishing to each underwriter of Registrable Securities on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated as of such date, of counsel for Atlantic Capital and (ii) a “cold comfort” letter, dated as of such date, signed by the independent public accountants of Atlantic Capital, in each case in form, scope and substance as is customarily given to underwriters in an underwritten public offering.

3.1.7. Notice of Prospectus Defects. Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare, file with the SEC (as applicable) and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

3.1.8. Stop Orders. In the event of the issuance of any stop order suspending the effectiveness of such registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

3.1.9. General Compliance with Federal Securities Laws; Section 11(a) Earning Statement. Otherwise use best efforts to comply with the Securities Act, the Exchange Act and all other applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months after the effective date of such registration statement, which earning statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

3.1.10. Underwriting Agreement. In the event of any underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

3.1.11. Exchange Listing. Use its best efforts to cause such Registrable Securities to be listed on each securities exchange or over-the-counter market on which any equity security of Atlantic Capital is then listed or, if Atlantic Capital does not have a class of equity securities listed on a national securities exchange or over-the-counter market, apply for qualification and use its best efforts to qualify such Registrable Securities for listing on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market or comparable trading system.

3.1.12. Due Diligence. Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Atlantic Capital, and cause Atlantic Capital’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case subject to the requirement that recipients execute appropriate and reasonable confidentiality agreements if requested by Atlantic Capital.

3.1.13. Transfer Agent. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

3.1.14. Legend. Use best efforts to cause Atlantic Capital’s transfer agent to reissue promptly unlegended certificates or other evidence of ownership at the request of any holder thereof if the holder shall have obtained an opinion of counsel, which counsel may be counsel to Atlantic Capital, reasonably acceptable to Atlantic Capital to the effect that the securities proposed to be disposed of may be lawfully disposed of without registration.

3.2. Seller Information. Atlantic Capital may require each seller of Registrable Securities as to which any registration is being effected to furnish Atlantic Capital such information regarding such seller and the distribution of such securities as Atlantic Capital may from time to time reasonably request in writing and which shall be required by the Securities Act (or similar state laws) or by the SEC in connection therewith, and Atlantic Capital may exclude from any Registration Statement any Holder that fails to deliver such information in a timely manner.

3.3. Conversion only Upon Consummation of Offering. No holder of Registrable Securities shall be required by this Agreement to convert any Registrable Security into Atlantic Capital Common Stock except at the applicable closing or closings of an underwritten registered offering and except upon the sale of such Registrable Security in the case of other registered offerings.

3.4. Discontinue Selling. Each seller of Registrable Securities agrees that, upon written notice of (i) the happening of any event as a result of which the prospectus included in any registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, or (ii) the issuance of a stop order suspending the effectiveness of any registration statement, such seller will use commercially reasonable efforts to forthwith discontinue disposition of Registrable Securities until such seller is advised in writing by Atlantic Capital that the use of the prospectus may be resumed and if applicable is furnished with a supplemented or amended prospectus as contemplated by Section 3.1.7 hereof.

4. Additional Procedures in Connection with Underwritten Offerings; Cutbacks.

4.1. Registrations Upon Request Pursuant to Section 1. In the case of a registration pursuant to Section 1, whenever the Majority Participating Holders shall request that such registration shall be effected pursuant to an underwritten offering, such registration shall be so effected, and only securities which are to be distributed by the underwriters, which underwriters shall be designated by the Majority Participating Holders and shall be reasonably acceptable to Atlantic Capital, may be included in such registration. If requested by such underwriters, Atlantic Capital and each participating seller will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by Atlantic Capital and such participating sellers and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.

4.2. Piggyback Registrations Pursuant to Section 2. In connection with the exercise of any registration rights granted to holders of Registrable Securities pursuant to Section 2 hereof, if the registration is to be effected by means of an underwritten offering of Atlantic Capital Common Stock on a firm commitment basis, Atlantic Capital may condition participation in such registration by such holders upon inclusion of the Registrable Securities being so registered in such underwriting. The holders of Registrable Securities participating in any registration pursuant to Section 2 shall be parties to the underwriting agreement entered into by Atlantic Capital and any other selling stockholders in connection therewith containing such representations and warranties by Atlantic Capital and such participating sellers and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions; provided, however, that the liability of each Participating Holder in respect of any indemnification, contribution or other obligation of such Participating Holder arising under such underwriting agreement (i) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information (such information shall be limited to such Participating Holder’s name, address and applicable holdings) furnished to Atlantic Capital by or on behalf of such Participating Holder expressly for inclusion therein and (ii) shall not in any event exceed an amount equal to the net proceeds to such Participating Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Participating Holder pursuant to such registration.

4.3. Cutbacks.

4.3.1. Section 1 Cutbacks. If the managing underwriter advises Atlantic Capital that the number of shares to be included in a registration pursuant to Section 1 should be limited due to market conditions, (i) all shares other than Registrable Securities shall first be excluded, and (ii) thereafter, if additional shares must be excluded from such registration, all Participating Holders, shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such Participating Holders.

4.3.2. Section 2 Cutbacks. If the managing underwriter advises Atlantic Capital that the number of shares to be included in a registration pursuant to Section 2 should be limited due to market conditions, (i) all shares of securities held by shareholders of Atlantic Capital other than holders of Registrable Securities (other than a holder of Registrable Securities) exercising a contractual right to demand registration giving rise to such registration shall first be excluded, (ii) next, if additional shares must be excluded from such registration, all Participating Holders shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such Participating Holders, and (iii) thereafter, if additional shares must be excluded from such registration, shares to be sold for the account of Atlantic Capital shall be excluded; provided, however, that no exclusion provided for herein shall reduce the amount of Registrable Securities to be included in such registration to an amount that is less than twenty-five percent (25%) of the total amount of shares to be included in such registration based on aggregate market value.

4.4 Lockup. Each holder of Registrable Securities agrees that in connection with any firm commitment public offering of the Atlantic Capital Common Stock or other equity securities, and upon the request of the managing underwriter in such offering, such holder shall not, without the prior written consent of such managing underwriter, during the period commencing the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed 180 days in the case of an initial public offering (“IPO”) or 90 days in the case of any registration other than an IPO), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Atlantic Capital Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Atlantic Capital Common Stock, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Atlantic Capital Common Stock or such other securities, in cash or otherwise. The foregoing provisions of Section 4.4 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 1.1, Section 1.2 or Section 2, and shall be applicable to the holders of Registrable Securities only if Atlantic Capital, all officers and directors of Atlantic Capital as well as all stockholders owning more than 5% of Atlantic Capital’s outstanding Common Stock are subject to the same restrictions. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4.4, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 4.4 in the event and to the extent that the managing underwriter or Atlantic Capital permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to Atlantic Capital, any officer, director or holder of greater than 5% of the outstanding Atlantic Capital Common Stock. Atlantic Capital and all of its officers and directors shall enter into a customary lock-up agreement in connection with an underwritten public offering of Registrable Securities if reasonably requested by the underwriters.

5. Indemnification and Contribution.

5.1. Indemnities of Atlantic Capital. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 1 or 2, and in connection with any registration statement or any other disclosure document produced by or on behalf of Atlantic Capital or any of its Subsidiaries in connection with any such registration, Atlantic Capital will, and hereby does, indemnify and hold harmless each holder of Registrable Securities, their respective direct and indirect partners, members, stockholders, directors, advisory board members, officers, representatives on the Board of Directors, and each other Person, if any, who controls or is alleged to control any such holder of Registrable Securities, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any such registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, free writing prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of any federal, state, foreign or common law rule or regulation applicable to Atlantic Capital or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that Atlantic Capital shall not be liable to any such holder of Registrable Securities in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to Atlantic Capital relating to such holder by or on behalf of such holder expressly for use in connection therewith. The indemnities of Atlantic Capital contained in this Section 5.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of Registrable Securities.

5.2. Indemnities to Atlantic Capital. In the event of any registration of Registrable Securities pursuant to Section 1 or 2, each seller of Registrable Securities in such registration will, and hereby does, severally and not jointly, indemnify and hold harmless Atlantic Capital, each director of Atlantic Capital, each officer of Atlantic Capital who shall sign such registration statement and each other Person (other than such seller), if any, who controls Atlantic Capital within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, any free writing prospectus, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information relating to such seller furnished to Atlantic Capital by or on behalf of such seller expressly for use in connection therewith. Such indemnity contained in this Section 5.2 shall remain in full force and effect regardless of any investigation made by or on behalf of Atlantic Capital or any such director, officer or controlling Person and shall survive any transfer of Registrable Securities.

5.3. Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice to such indemnifying party as provided herein shall not relieve such indemnifying party of its obligations under the foregoing provisions of this Section 5, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the indemnified party in good faith determines that there may be a conflict between the positions of such indemnifying party and the indemnified party in conducting the defense of such action or that there may be defenses available to such indemnified party different from or in addition to those available to such indemnifying party, then (i) counsel for the indemnified party shall conduct the defense of the indemnified party to the extent in good faith determined by such counsel to be necessary to protect the interests of the indemnified party and such indemnifying party shall employ separate counsel for its own defense, (ii) the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses reasonably incurred in connection with the conduct of, and the participation in, the defense as referred to in clauses (i) and (ii) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses reasonably incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and no indemnified party shall consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

5.4. Contribution. If the indemnification provided for in Sections 5.1 or 5.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 5.4 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.5. Limitation on Liability of Holders of Registrable Securities. The liability of each seller of Registrable Securities in respect of any indemnification or contribution obligation of such seller arising under this Section 5 shall not in any event exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration held by such seller, and (ii) an aggregate amount equal to the net proceeds to such seller (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such seller pursuant to such registration.

6. Reports under Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a holder of Registrable Securities to sell securities of Atlantic Capital to the public without registration, and with a view to making it possible for holders of Registrable Securities to register the Registrable Securities pursuant to a registration on Form S-3, Atlantic Capital agrees to:

(a) use commercially reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times commencing after the effective date of its first registration statement under the Securities Act or the Exchange Act;

(b) use commercially reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of Atlantic Capital under the Securities Act and the Exchange Act; and

(c) furnish to any holder of Registrable Securities upon request (i) a written statement by Atlantic Capital as to its compliance or non-compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Atlantic Capital and such other reports and documents so filed by Atlantic Capital and (iii) such other information as may be reasonably requested in availing any holder of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form, including without limitation, an opinion of counsel that any restrictive legend may be removed.

7. Assignment of Registration Rights. The consent of Atlantic Capital shall not be required for an assignment by any holder of Registrable Securities to (a) any person or entity to which Registrable Securities are transferred by such holder, or (b) to any Affiliate of such holder, of the rights set forth in this Schedule A. Any transferee to whom rights under this Schedule A are transferred shall (i) as a condition to such transfer, deliver to Atlantic Capital a written instrument by which such transferee agrees to be bound by the obligations imposed upon holders of Registrable Securities under this Schedule A and (ii) be deemed to be a holder of Registrable Securities hereunder.

8. Limitation on Subsequent Registration Rights; Termination of Registration Rights.

8.1. Atlantic Capital shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of Atlantic Capital that (i) grants registration or similar rights to any person or entity that are prior in right or inconsistent with the rights granted the Investor by this Agreement (ii) would allow such holder or prospective holder to make a demand registration at any time when holders of Registrable Securities are not able to fully exercise their rights hereunder or (iii) reduce the number of Registrable Securities that may be included in any registration.

8.2. The rights granted to each holder of Registrable Securities pursuant to this Schedule A with respect to any request or requests for registration made by such holder will survive until such holder no longer owns any Registrable Securities.

9. Other Definitions. As used herein, the following terms have the following meanings:

9.1. “Block Trade Offering” means an underwritten offering demanded by a holder of Registrable Securities which is a no-roadshow “block trade” take-down off of a shelf registration statement where pricing is expected to occur no later than the fourth business day after the related demand notice.

9.2. “Registrable Securities” means (i) any shares of Common Stock held by the Investor (or any permitted assigns), including any shares of Common Stock held by the Investor prior to the date hereof and any shares of Common Stock issuable upon exercise of the Backstop Warrant; provided that, Registrable Securities will cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they cease to be outstanding; (iii) they have been otherwise transferred and may be resold without subsequent registration under the Securities Act and any restrictive legend or stop transfer restrictions have been removed; or (iv) at such time as they are eligible to be sold pursuant to Rule 144 without restriction (including, without limitation, volume restrictions and the need for current public information).

9.3. “Underwritten Shelf Takedown” means an underwritten offer and sale of Registrable Securities for cash, other than any bought deal, Block Trade Offering or other block sale to a financial institution conducted as an underwritten public offering pursuant to an effective Shelf Registration Statement.

SCHEDULE B

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT

to purchase

Shares of Common Stock

of Atlantic Capital Bancshares, Inc.

Issue Date:

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the Securities Act.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of Georgia generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common stock of the Company, $1.00 par value per share.

“Company” means Atlantic Capital Bancshares, Inc., a Georgia corporation.

“conversion” has the meaning set forth in Section 13(B).

“convertible securities” has the meaning set forth in Section 13(B).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $12.50 per share.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Governmental Entities” has the meaning ascribed to it in the Purchase Agreement.

“Initial Number” has the meaning set forth in Section 13(B).

“Issue Date” means the “Closing Date” as set forth in the Purchase Agreement.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Permitted Transactions” has the meaning set forth in Section 13(B).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Per Share Fair Market Value” has the meaning set forth in Section 13(C).

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of March [ ], 2015 by and between the Company and the Warrantholder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“U.S. GAAP” means United States generally accepted accounting principles.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, [Trident] or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, [INSERT NUMBER] of fully paid and nonassessable shares of Common Stock at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the fifth anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Section 19 (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

(i) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

(ii) by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A) Subject to compliance with clause (B) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B) If and for so long as required by the Purchase Agreement, this Warrant shall contain the legends as set forth in Section 6(h) of the Purchase Agreement.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B) Certain Issuances of Common Shares or Convertible Securities. If the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions (as defined below) or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(B) the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Issue Date. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

(C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).

(E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Other Events. For so long as the Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid. The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the

Warrantholder, in the manner set forth in Section 13(J), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(L) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

15. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the courts in the State of New York in the Borough of Manhattan for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 20 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 19 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

16. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

17. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

18. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

19. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

if to the Company:

Atlantic Capital Bancshares, Inc.

Attention: Douglas L. Williams

3280 Peachtree Road N.E.

Suite 1600

Atlanta, Georgia 30305

Email: doug.williams@atlcapbank.com

with a copy, which shall not constitute notice to:

Womble Carlyle Sandridge & Rice, LLP

Attention: Steven Dunlevie

Atlantic Station

271 17th Street, NW

Suite 2400

Atlanta, Georgia 30363-1017

Email: sdunlevie@wcsr.com

if to the Warrantholder:

[Trident]

Attention: Stephen Levey

20 Horseneck Lane

Greenwich, CT 06830

Email: slevey@stonepoint.com

with a copy, which shall not constitute notice to:

Skadden, Arps, Slate, Meagher & Flom LLP

Attention: Sven Mickisch

4 Times Square

New York, NY 10036

Email: sven.mickisch@skadden.com

20. Entire Agreement. This Warrant, the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

[Form of Notice of Exercise]

Date:

TO: [Company]

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the Warrant or cash exercise pursuant to Section 3(ii) of the Warrant)

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:

COMPANY:

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page to Warrant]